Exhibit 10.2

Execution Version

FIRST AMENDMENT TO INTERCREDITOR AGREEMENT

THIS FIRST AMENDMENT TO INTERCREDITOR AGREEMENT (this “Amendment”) is entered into as of December 26, 2023, by and between SIENA LENDING GROUP LLC (“Siena”), in its capacity as lender under the Revolving Loan Documents (as defined in the Intercreditor Agreement), including its successors and assigns in such capacity from time to time (the “Revolving Lender”), and U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely in its capacity as collateral agent under the Existing Indenture and Notes Collateral Documents (each as defined in the Intercreditor Agreement), including its successors and assigns in such capacity from time to time (the “Notes Collateral Agent”).

RECITALS

WHEREAS, WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent and collateral agent under the Revolving Loan Documents (as defined in the Existing Intercreditor Agreement), including its successors and assigns in such capacity from time to time (the “Revolving Collateral Agent”), and the Notes Collateral Agent entered into that certain Intercreditor Agreement dated as of May 19, 2017 (the “Existing Intercreditor Agreement”);

WHEREAS, in connection with the Discharge of Revolving Obligations (as defined in the Existing Intercreditor Agreement), Salem Media Group, Inc., a Delaware corporation (“Parent”, together with the Subsidiaries of the Parent party thereto as borrowers, the “Revolving Borrowers”), certain Subsidiaries of Parent from time to time party thereto as guarantors (such Subsidiaries, each a “Revolving Guarantor” and collectively, jointly and severally, the “Revolving Guarantors”), and the Revolving Lender are entering into that certain Loan and Security Agreement dated as of the date hereof (the “Loan Agreement”).

WHEREAS, Revolving Lender shall replace Revolving Collateral Agent (as defined in the Existing Intercreditor Agreement) and the Revolving Lender and Notes Collateral Agent have agreed to amend the Exiting Intercreditor Agreement as set forth herein;

NOW THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Revolving Lender and Notes Collateral Agent hereby agree as follows:

1. Defined Terms. Capitalized terms used herein and not defined shall have the meanings given to such terms in the Intercreditor Agreement, as amended by this Amendment.

2. Joinder. Siena, in its capacity as lender under the Revolving Loan Documents, hereby acknowledges the terms and conditions of the Intercreditor Agreement and agrees to be bound thereby as Revolving Lender. Notes Collateral Agent and each Grantor party hereto acknowledges and agrees that the Loan Agreement shall refinance in whole the indebtedness and other obligations outstanding under the Existing Revolving Credit Agreement (as defined in the Existing Intercreditor Agreement), the Discharge of Revolving Obligations (as defined in the Existing Intercreditor Agreement) shall occur on the date hereof, and that Siena shall be the Revolving Lender under the Intercreditor Agreement until it receives a notice in writing from Siena that another Person has become the Revolving Lender.

3. Amendments. The Existing Intercreditor Agreement, effective as of the date hereof, is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit A attached hereto.

4. Condition to Effectiveness. This Amendment shall be effective upon Revolving Lender’s and Notes Collateral Agent’s receipt of a copy of this Amendment duly executed by Revolving Lender and Notes Collateral Agent and acknowledged by the Grantors.

5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart hereof by facsimile or electronic transmission shall be as effective as delivery of any original executed counterpart hereof.

6. Entire Agreement. This Amendment represents the final agreement among the parties hereto and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties.

7. Miscellaneous. Sections 9 of the Intercreditor Agreement is incorporated herein by reference and are made a part hereof and are applicable to this Amendment as if fully set forth herein, mutatis mutandis.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Siena Lending Group LLC, as the Revolving Lender

By:	/s/ Gill Elmore
Name:	Gill Elmore
Title:	Authorized Signatory

By:	/s/ Jason Schick
Name:	Jason Schick
Title:	Authorized Signatory

Name:	SIENA LENDING GROUP LLC
Address:	9 W Broad Street, 5th floor, Suite 540 Stamford, Connecticut 06902
Attention:	Steve Sanicola
Email:	ssanicola@sienalending.com

with a copy (which shall not constitute notice) to:

Name:	Blank Rome LLP
Address:	1271 Avenue of the Americas New York, NY 10020
Attention:	Lawrence F. Flick II, Esq.
E-mail:	flick@blankrome.com

[SIGNATURE PAGE TO FIRST AMENDMENT TO INTERCREDITOR AGREEMENT]

U.S. BANK NATIONAL ASSOCIATION, as the Notes Collateral Agent

By:	/s/ Lauren Costales
Name:	Lauren Costales
Title:	Vice President

Name:	U.S. Bank National Association
Address:	Global Corporate Trust Services 633 West Fifth Street, 24th Floor Los Angeles, CA 90071
Facsimile:	(213) 615-6197
Attention:	P. Oswald (Salem Media)

[SIGNATURE PAGE TO FIRST AMENDMENT TO INTERCREDITOR AGREEMENT]

ACKNOWLEDGMENT

Each of the undersigned hereby acknowledges that it has received a copy of the foregoing First Amendment to Intercreditor Agreement and consents thereto, agrees to recognize all rights granted thereby to the Revolving Lender, Revolving Claimholders, the Notes Collateral Agent and Notes Claimholders, and will not do any act or perform any obligation which is not in accordance with the agreements set forth therein. Each of the undersigned further acknowledges and agrees that it is not an intended beneficiary or third party beneficiary under the foregoing Intercreditor Agreement except as set forth in Section 9.3 of the Intercreditor Agreement.

Acknowledged as of the date first written above:

PARENT, ISSUER,	SALEM MEDIA GROUP, INC., A Delaware corporation
AND A REVOLVING
BORROWER:
By: /s/ Evan D. Masyr
Name: Evan D. Masyr
Title: Chief Financial Officer

REVOLVING	AIR HOT, INC.
BORROWERS AND	BISON MEDIA, INC.
NOTES	INSPIRATION MEDIA, INC.
GUARANTORS:	NEW INSPIRATION BROADCASTING COMPANY, INC.
NI ACQUISITION CORP.
REACH SATELLITE NETWORK, INC.
SALEM CONSUMER PRODUCTS, INC.
SALEM COMMUNICATIONS HOLDING CORPORATION
SALEM MEDIA OF COLORADO, INC.
SALEM MEDIA OF HAWAII, INC.
SALEM MEDIA OF OHIO, INC.
SALEM MEDIA OF OREGON, INC.
SALEM MEDIA OF TEXAS, INC.
SALEM MEDIA REPRESENTATIVES, INC.
SALEM RADIO NETWORK INCORPORATED
SALEM RADIO PROPERTIES, INC.
SCA LICENSE CORPORATION
SRN NEWS NETWORK, INC.
SRN STORE, INC.
SALEM NEWS, INC.
SALEM MANAGEMENT SERVICES, INC.

By: /s/ Evan D. Masyr
Name: Evan D. Masyr
Title: Chief Financial Officer

[SIGNATURE PAGE TO FIRST AMENDMENT TO INTERCREDITOR AGREEMENT]

REVOLVING BORROWERS AND	INSPIRATION MEDIA OF TEXAS, LLC
NOTES GUARANTORS:	BY: SCA LICENSE CORPORATION
its Managing Member

SALEM MEDIA OF ILLINOIS, LLC
BY: SCA LICENSE CORPORATION
its Managing Member

SALEM MEDIA OF MASSACHUSETTS, LLC
BY: SCA LICENSE CORPORATION
its Managing Member

SALEM MEDIA OF NEW YORK, LLC
BY: SCA LICENSE CORPORATION
its Managing Member

SALEM RADIO OPERATIONS, LLC
BY: SCA LICENSE CORPORATION
its Managing Member

SALEM SATELLITE MEDIA, LLC
BY: SCA LICENSE CORPORATION
its Managing Member

SALEM WEB NETWORK, LLC
BY: SCA LICENSE CORPORATION
its Managing Member

SCA-PALO ALTO, LLC
BY: SCA LICENSE CORPORATION
its Managing Member

By: /s/ Evan D. Masyr
Name: Evan D. Masyr
Title: Chief Financial Officer

EAGLE PRODUCTS, LLC
BY: CARON BROADCASTING, INC.,
its Managing Member
By: /s/ Evan D. Masyr
Name: Evan D. Masyr
Title: Chief Financial Officer

[SIGNATURE PAGE TO FIRST AMENDMENT TO INTERCREDITOR AGREEMENT]

HISPANOS COMMUNICATIONS, LLC
BY: SALEM MEDIA GROUP, INC., its Managing Member

By:	/s/ Evan D. Masyr
Name:	Evan D. Masyr
Title:	Chief Financial Officer

NEWS AGGREGATOR LLC
BY: SALEM COMMUNICATIONS HOLDING CORPORATION, its Sole Member

By:	/s/ Evan D. Masyr
Name:	Evan D. Masyr
Title:	Chief Financial Officer

[SIGNATURE PAGE TO FIRST AMENDMENT TO INTERCREDITOR AGREEMENT]

~~EXECUTION VERSION~~Exhibit A

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT is dated as of May 19, 2017, and entered into by and between ~~WELLS FARGO BANK, NATIONAL ASSOCIATION~~SIENA LENDING GROUP LLC, in its capacity as ~~administrative agent and collateral agent~~lender under the Revolving Loan Documents (as defined below), including its successors and assigns in such capacity from time to time (the “Revolving ~~Collateral Agent~~Lender”), and U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely in its capacity as collateral agent under the Existing Indenture and Notes Collateral Documents (each as defined below), including its successors and assigns in such capacity from time to time (the “Notes Collateral Agent”).

RECITALS

Salem Media Group, Inc., a Delaware corporation (“Parent”, together with the Subsidiaries of the Parent identified on the signature pages to the Revolving Credit Agreement as borrowers, the “Revolving Borrowers”), ~~the~~ certain Subsidiaries of Parent from time to time party thereto as guarantors (such Subsidiaries, each a “Revolving Guarantor” and collectively, jointly and severally, the “Revolving Guarantors”), the lenders party thereto, the issuing bank and the Revolving ~~Collateral Agent~~Lender have entered into that certain ~~Credit~~Loan and Security Agreement dated as of ~~May 19, 2017~~December 26, 2023 providing for a revolving credit facility (the “Existing Revolving Credit Agreement”);

Parent, as issuer (the “Issuer”), certain Subsidiaries of Parent from time to time (such Subsidiaries, each a “Notes Guarantor” and collectively, jointly and severally, the “Notes Guarantors”), U.S. BANK NATIONAL ASSOCIATION, as trustee (not in its individual capacity, but solely in such trustee capacity (the “Trustee”), and the Notes Collateral Agent have entered into that certain Indenture dated as of ~~May 19, 2017 (~~September 10, 2021, as supplemented by that certain supplemental indenture, dated as of March 20, 2023 (as such indenture may be further amended, amended and restated, supplemented or otherwise modified, the “Existing Indenture”) pursuant to which Issuer’s ~~6.75~~7.125% Senior Secured Notes due ~~2024~~2028 (the “Existing Notes”) were issued;

~~Pursuant to that certain Guaranty and Security Agreement dated as of May 19, 2017 (the “Revolving Guaranty and Security Agreement”)~~, ~~certain Subsidiaries of Parent from time to time have guaranteed all of the Revolving Obligations (such Subsidiaries, each a “Revolving Guarantor” and collectively, jointly and severally, the “Revolving Guarantors”) pursuant to the Revolving Credit Agreement;~~

The Revolving Obligations (as defined herein) are to be secured (i) on a first priority basis by Liens on the Revolving Priority Collateral and (ii) on a second priority basis by Liens on the Notes Priority Collateral;

The Notes Obligations (as defined herein) are to be secured (i) on a first priority basis by Liens on the Notes Priority Collateral and (ii) on a second priority basis by Liens on the Revolving Priority Collateral;

The Revolving Loan Documents and the Notes Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral and certain other matters; and

The Revolving ~~Collateral Agent~~Lender and the Notes Collateral Agent have agreed to the intercreditor and other provisions set forth in this Agreement.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Definitions.

1.1 UCC Terms. The following terms have the meanings given to them in the UCC and terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined): “account”, “account debtor”, “cash proceeds”, “chattel paper”, “commercial tort claim”, “commodity account”, “commodity contract”, “document”, “deposit account”, “equipment”, “fixture”, “general intangible”, “goods”, “instruments”, “inventory”, “letter-of-credit right”, “payment intangible”, “proceeds”, “record”, “securities account”, “security entitlements” “security” and “supporting obligation.”

1.2 Defined Terms. As used in the Agreement, the following terms shall have the following meanings:

“Additional Revolving Credit Agreement” means any agreement for the incurrence of additional indebtedness that is permitted to be secured by the Revolving Priority Collateral on a pari passu basis with the Existing Credit Agreement pursuant to the Notes Documents and the Revolving Loan Documents.

“Agreement” means this Intercreditor Agreement.

~~“Bank Product Collateralization” has the meaning set forth in the Revolving Credit Agreement.~~

~~“Bank Product Obligations” has the meaning set forth in the Revolving Credit Agreement.~~

~~“Bank Product Provider” has the meaning set forth in the Revolving Credit Agreement.~~

~~“Bank Products” has the meaning set forth in the Revolving Credit Agreement.~~

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state, or foreign law for the relief of debtors.

“Business Day” means any day other than a Saturday, Sunday, or day on which banks in the state of New York are authorized or required by law to remain closed.

“Cash Collateral” has the meaning set forth in Section 6.2.

“Claimholders” means, with respect to the Revolving Obligations, all Revolving Claimholders and with respect to the Notes Obligations, all Notes Claimholders.

“Collateral” means any and all of the assets and property of any Grantor, whether real, personal or mixed, which constitute Revolving Collateral or Notes Collateral.

“Communications Laws” means the Communications Act of 1934, and any similar or successor federal statute, together with all published rules, regulations, policies, orders and decisions of the FCC promulgated thereunder.

“Conforming Plan of Reorganization” means any plan of reorganization filed or confirmed in an Insolvency Proceeding whose provisions are consistent with the provisions of this Agreement.

“Default Disposition” has the meaning set forth in Section 5.1(g).

“DIP Financing” has the meaning set forth in Section 6.2.

“Discharge of Notes Obligations” means, except to the extent otherwise expressly provided in Section 5.5(b), all Notes Obligations (other than unasserted contingent indemnification Notes Obligations) have been paid, performed or discharged in full (with all such Notes Obligations consisting of monetary or payment obligations having been paid in full in cash) and the Notes Collateral Agent has received cash collateral in order to secure any other contingent Notes Obligations for which a claim or demand for payment has been made on or prior to such time or in respect of matters or circumstances known to the Notes Collateral Agent or other Notes Claimholder at such time that are reasonably expected to result in any loss, cost, damage, or expense (including attorneys’ fees and legal expenses), such cash collateral to be in such amount as Notes Collateral Agent reasonably determines is appropriate to secure such contingent Notes Obligations.

“Discharge of Revolving Obligations” means, except to the extent otherwise expressly provided in Section 5.5(a): (a) all Revolving Obligations ~~(including the payment of any termination amount then due (or which would or could become due as a result of the repayment of the other Revolving Obligations) under Hedge Agreements provided by Hedge Providers) other than (i)~~other than unasserted contingent indemnification Revolving Obligations~~, (ii) any Bank Product Obligations (other than Hedge Obligations) (A) with respect to which Bank Product Collateralization has been provided or (B) that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding without being required to be repaid or cash collateralized, and (iii) any Hedge Obligations that, at such time, are allowed by the applicable Hedge Provider to remain outstanding without being required to be repaid,~~ have been paid, performed or discharged in full (with all such Revolving Obligations consisting of monetary or payment obligations having been paid in full in cash), (b) no Person has any further right to obtain any loans, letters of credit, bankers’ acceptances, or other extensions of credit under the documents relating to such Revolving Obligations and the termination or expiration of all commitments, if any, to extend credit under the Revolving Loan Documents, (c) any and all letters of credit, bankers’ acceptances or similar instruments issued under such documents have been cancelled and returned (or backed by standby guarantees or letters of credit or cash collateralized) in an amount and manner provided for in the Revolving Loan Documents or otherwise reasonably satisfactory to the Revolving ~~Collateral Agent~~Lender, and (d) the Revolving ~~Collateral Agent~~Lender has received cash collateral in order to secure any other contingent Revolving Obligations for which a claim or demand for payment has been made on or prior to such time or in respect of matters or circumstances known to the Revolving ~~Collateral Agent~~Lender or other Revolving Claimholder at such time that are reasonably expected to result in any loss, cost, damage, or expense (including attorneys’ fees and legal expenses), such cash collateral to be in such amount as Revolving ~~Collateral Agent~~Lender reasonably determines is appropriate to secure such contingent Revolving Obligations.

“Disposition” or “Dispose” means the sale, assignment, transfer, license, lease (as lessor), exchange, or other disposition (including any sale and leaseback transaction) of any property by any person (or the granting of any option or other right to do any of the foregoing).

“Enforcement Notice” means a written notice delivered by either the Revolving ~~Collateral Agent~~Lender or the Notes Collateral Agent to the other stating that a Revolving Default or Notes Default, as applicable, has occurred and is continuing under the Revolving Loan Documents or the Notes Documents, as applicable, and that an Enforcement Period has commenced with respect to the Revolving Loan Priority Collateral or Notes Priority Collateral, as applicable, specifying the relevant event of default, stating the current balance of the Revolving Obligations or the Note Obligations, as applicable, and requesting the current balance of the Revolving Obligations or Note Obligations, as applicable, owing to the noticed party.

“Enforcement Period” means the period of time following the receipt by either the Revolving ~~Collateral Agent~~Lender or the Notes Collateral Agent of an Enforcement Notice from the other and continuing until the earliest of (a) in case of an Enforcement Period commenced by the Notes Collateral Agent, the Discharge of Notes Obligations, (b) in the case of an Enforcement Period commenced by the Revolving ~~Collateral Agent~~Lender, the Discharge of Revolving Obligations, or (c) the Revolving ~~Collateral Agent~~Lender or the Notes Collateral Agent (as applicable) terminates, or agrees in writing to terminate, the Enforcement Period (including in connection with a waiver of a default that gave rise to such Enforcement Notice).

“Exercise any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” means (a) the taking of any action to enforce any Lien in respect of the Collateral, including the institution of any foreclosure proceedings, the noticing of any public or private sale or other Disposition pursuant to Article 9 of the UCC or any diligently pursued in good faith attempt to vacate or obtain relief from a stay or other injunction restricting any other action described in this definition, (b) the exercise of any right or remedy provided to a secured creditor under the Revolving Loan Documents or the Notes Documents (including, in either case, any delivery of any notice to otherwise seek to obtain payment directly from any account debtor of any Grantor or the taking of any action or the exercise of any right or remedy in respect of the setoff or recoupment against the Collateral or proceeds of Collateral), under applicable law, at equity, in an Insolvency Proceeding or otherwise, including credit bidding or otherwise the acceptance of

Collateral in full or partial satisfaction of a Lien, (c) the sale, assignment, transfer, lease, license, or other Disposition of all or any portion of the Collateral, by private or public sale or any other means, (d) the solicitation of bids from third parties to conduct the liquidation of all or a material portion of Collateral to the extent undertaken and being diligently pursued in good faith to consummate the Disposition of such Collateral within a commercially reasonable time, (e) the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third parties for the purposes of valuing, marketing, or Disposing of, all or a material portion of the Collateral to the extent undertaken and being diligently pursued in good faith to consummate the Disposition of such Collateral within a commercially reasonable time, (f) the exercise of any other enforcement right relating to the Collateral (including the exercise of any voting rights relating to any capital stock composing a portion of the Collateral or seeking relief from the automatic stay) whether under the Revolving Loan Documents, the Notes Documents, under applicable law of any jurisdiction, in equity, in an Insolvency Proceeding, or otherwise, or (g) the pursuit of Default Dispositions relative to all or a material portion of the Collateral to the extent undertaken and being diligently pursued in good faith to consummate the Disposition of such Collateral within a commercially reasonable time, but in all cases excluding (i) the establishment of borrowing base reserves, collateral ineligibles, or other conditions for advances, (ii) the changing of advance rates or advance sublimits, (iii) the imposition of a default rate or late fee, (iv) the collection and application of accounts or other monies deposited from time to time in deposit accounts, commodities account or securities accounts, in each case, to the extent constituting Revolving Priority Collateral, against the Revolving Obligations pursuant to the provisions of the Revolving Loan Documents (including the notification of account debtors, depositary institutions or any other Person to deliver proceeds of Collateral to the Revolving ~~Collateral Agent~~Lender), (v) the cessation of lending pursuant to the provisions of the Revolving Loan Documents, including upon the occurrence of a default or the existence of an overadvance, (vi) the retention of appraisers, accountants, field examiners or other Persons in accordance with any Notes Document or any Revolving Loan Document, (vii) the filing of a proof of claim in any Insolvency, (viii) the making of Overadvances (as defined in the Revolving Credit Agreement) and Protective Advances (as defined in the Revolving Credit Agreement), and (ix) the acceleration of the Notes Obligations or the Revolving Obligations.

“Existing Indenture” has the meaning set forth in the recitals to this Agreement.

“Existing Revolving Credit Agreement” has the meaning set forth in the recitals to this Agreement.

“FCC” means the Federal Communications Commission and any successor governmental agency performing functions similar to those performed by the Federal Communications Commission on the date hereof.

“FCC License” has the meaning specified in the Revolving Credit Agreement.

“Governmental Authority” means the government of the United States of America or any other nation, any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of or pertaining to government.

“Grantors” means the Revolving Borrowers, the Issuer, the Revolving Guarantors, the Notes Guarantors, and each other person that may from time to time execute and deliver a Revolving Collateral Document or a Notes Collateral Document as a “debtor,” “grantor,” or “pledgor” (or the equivalent thereof).

~~“Hedge Agreements” has the meaning set forth in the Revolving Credit Agreement.~~

~~“Hedge Obligations” has the meaning set forth in the Revolving Credit Agreement.~~

~~“Hedge Providers” has the meaning set forth in the Revolving Credit Agreement.~~

“Insolvency Proceeding” means:

(a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor;

(b) any other voluntary or involuntary insolvency or bankruptcy case or proceeding, or any receivership, liquidation or other similar case or proceeding with respect to any Grantor or with respect to a material portion of its assets;

(c) any liquidation, dissolution (other than as permitted by the Revolving Loan Documents and the Notes Documents), or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d) any assignment for the benefit of creditors or any other marshaling of assets for creditors of any Grantor or other similar arrangement in respect of such Grantor’s creditors generally.

“Intellectual Property” means the “Intellectual Property” and the “Intellectual Property Licenses” as such terms are defined in the Revolving ~~Guaranty and Security~~Credit Agreement as in effect on the date hereof.

“Issuer” has the meaning set forth in the recitals to this Agreement.

“Letters of Credit” has the meaning set forth in the Revolving Credit Agreement.

“Lien” means any lien, mortgage, pledge, assignment, security interest, charge, or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust, or other preferential arrangement having the practical effect of any of the foregoing.

“Non-Conforming Plan of Reorganization” means any plan of reorganization whose provisions are inconsistent with the provisions of this Agreement, including any plan of reorganization (a) that purports to re-order (whether by subordination, invalidation, or otherwise) or otherwise disregard, in whole or part, the provisions of Section 2 (including the Lien priorities of Section 2.1), the provisions of Section 4, or the provisions of Section 6, unless such plan of reorganization has been accepted by the required vote, if any, of each class of Revolving Claimholders and Notes Claimholders or (b) for which confirmation is sought, with respect to a class of claims consisting of Notes Claimholders or Revolving Claimholders, as applicable, pursuant to section 1129(b) of the Bankruptcy Code.

“Notes Cash Proceeds Notice” shall mean, with respect to any Notes Priority Collateral, a written notice delivered by the Notes Collateral Agent to the Revolving ~~Collateral Agent~~Lender (a) stating that a Notes Default has occurred and is continuing under any Notes Document and specifying the relevant Notes Default and (b) stating that certain cash proceeds from a sale, lease, conveyance or other disposition of such Notes Priority Collateral are expected to be realized, and reasonably identifying the amount of such proceeds and specifying the origin thereof.

“Notes Claimholders” means the Holders (as defined in the Existing Indenture), the Trustee~~,~~ and the Notes Collateral Agent~~, each Permitted Additional Pari Passu Lien Obligations Agent and each holder of Permitted Additional Pari Passu Lien Obligations~~.

“Notes Collateral Agent” has the meaning set forth in the preamble to this Agreement. The Revolving ~~Collateral Agent~~Lender shall be entitled to treat U.S. Bank National Association as the Notes Collateral Agent until it receives a notice in writing from U.S. Bank National Association that another Person has become the Notes Collateral Agent.

“Notes Collateral” means any and all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Notes Obligations (including, for the avoidance of doubt, any such Notes Collateral that, but for the application of Section 552 of the Bankruptcy Code, would constitute Notes Collateral).

“Notes Collateral Documents” means the Notes Security Agreement and any other agreement pursuant to which a Lien is granted securing any Notes Obligations or under which rights or remedies with respect to such Liens are governed.

“Notes Default” means any “Event of Default,” as such term is defined in the Notes Documents.

“Notes Documents” means the Existing Indenture, the Notes~~,~~ and the Notes Collateral Documents~~, each Permitted Additional Pari Passu Lien Obligations Agreement and each document or instrument entered into pursuant to any Permitted Additional Pari Passu Lien Obligations Agreement~~.

“Notes Guarantor” has the meaning set forth in the recitals to this Agreement.

“Notes Obligations” means all obligations and all amounts owing, due, or secured under the Notes Documents, ~~and all Permitted Additional Pari Passu Lien Obligations,~~ whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys’ fees, costs, charges, expenses, reimbursement obligations, indemnities, guarantees, and all other amounts payable under or secured by or pursuant to any Notes Document (including, in each case, all amounts (including interest) accruing on or after the commencement of any Insolvency Proceeding relating to any Grantor and all amounts that would have accrued or become due under the terms of the Notes Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding).

“Notes Pledged Stock” means the capital stock or other equity interests of each Subsidiary of Parent.

“Notes Priority Collateral” means all now owned or hereafter acquired Notes Collateral that constitutes:

(i) all Notes Pledged Stock;

(ii) all equipment;

(iii) all Intellectual Property and FCC Licenses;

(iv) all Pledged Debt Instruments;

(v) commercial tort claims to the extent any such claims relate to the Notes Priority Collateral;

(vi) all general intangibles, instruments, documents, chattel paper, letters-of-credit rights, books and records and supporting obligations related to the foregoing and proceeds (including insurance proceeds) of the foregoing (except to the extent constituting Revolving Priority Collateral);

(vii) all other goods (including but not limited to fixtures, other than fixtures relating to the Revolving Priority Real Estate Assets) and assets of such Grantor not constituting Revolving Priority Collateral, whether tangible or intangible and wherever located;

(viii) all Notes Priority Real Estate Assets, including all fixtures relating thereto;

(ix) all books and records relating to the items referred to in the preceding clauses (i) through (viii) above (including all books, databases, customer lists, and records, whether tangible or electronic, which contain any information relating to any of the items referred to in the preceding clauses (i) through (viii)); and

(x) subject to Section 3.10 and 3.11, all proceeds of any of the foregoing (except to the extent constituting Revolving Priority Collateral).

“Notes Priority Real Estate Asset” means any fee interest owned by a Grantor having a fair market value (determined in good faith by management of Parent) in excess of $2.0 million and all fixtures located at or used in connection with the foregoing, other than the Revolving Priority Real Estate Assets.

“Notes Proceeds Accounts” means one or more deposit accounts, commodities account or securities accounts established or maintained by any Grantor or the Notes Collateral Agent or its agent for the sole purpose of holding the identifiable cash proceeds which arise from the Disposition of any Notes Priority Collateral pursuant to an Exercise of Secured Creditor Remedies by any Notes Collateral Agent or other Notes Claimholder, or other sale of Notes Priority Collateral outside the ordinary course of business and which account has been identified in writing to the Revolving ~~Collateral Agent~~Lender as a Notes Proceeds Account.

“Notes Security Agreement” means the Security Agreement, dated as of ~~May 19~~September 10, ~~2017~~2021, by and among the Issuer, the Notes Guarantors and the Notes Collateral Agent.

“Obligations” means, as applicable, (a) all Revolving Obligations and (b) all Notes Obligations.

~~“Permitted Additional Pari Passu Lien Obligations” means Indebtedness of the Issuer or the Notes Guarantors issued following the date of this Agreement to the extent (a) such Indebtedness is not prohibited by the terms of the Revolving Loan Documents, the Notes Documents and each then extant Permitted Additional Pari Passu Lien Obligations Agreement from being secured by Liens on the Collateral ranking pari passu with the Liens securing the Notes, (b) the Guarantors have granted Liens, consistent with clause (a), on the Collateral to secure the obligations in respect of such Indebtedness, and (c) the Permitted Additional Pari Passu Lien Obligations Agent executes a joinder agreement to the Notes Security Agreement in the form attached thereto (“Notes Joinder Agreement”) agreeing to be bound thereby on behalf of the holders under such Permitted Additional Pari Passu Lien Obligations Agreement and acknowledging that such holders shall be bound by the terms hereof applicable to Notes Claimholders.~~

~~“Permitted Additional Pari Passu Lien Obligations Agent” means the Person appointed to act as trustee, agent or representative for the holders of Permitted Additional Pari Passu Lien Obligations pursuant to any Permitted Additional Pari Passu Lien Obligations Agreement.~~

~~“Permitted Additional Pari Passu Lien Obligations Agreement” means the indenture, credit agreement or other agreement under which any Permitted Additional Pari Passu Lien Obligations are incurred.~~

“person” means any natural person, corporation, trust, business trust, joint venture, joint stock company, association, company, limited liability company, partnership, Governmental Authority, or other entity.

“Pledged Collateral” has the meaning set forth in Section 5.4(a).

“Pledged Debt Instruments” means all of Issuer’s and each Notes Guarantor’s interests, rights, powers, and remedies under each promissory note or other debt instrument issued to it or to which it is a party.

“Priority Collateral” with respect to the Revolving Claimholders, all Revolving Priority Collateral, and with respect to the Notes Claimholders, all Notes Priority Collateral.

“Recovery” has the meaning set forth in Section 6.7.

“Refinance” means, in respect of any indebtedness, to refinance, extend, increase, renew, defease, supplement, restructure, replace, refund or repay, or to issue other indebtedness in exchange or replacement for such indebtedness, in whole or in part, whether with the same or different lenders, arrangers and/or agents, whether or not occurring contemporaneously with the payoff of the previously existing indebtedness subject to such transaction. “Refinanced” and “Refinancing” shall have correlative meanings.

“Replacement Revolving Credit Agreement” has the meaning set forth in the definition of “Revolving Credit Agreement”.

“Revolving Borrowers” has the meaning set forth in the recitals to this Agreement.

“Revolving Claimholders” means, at any relevant time, the holders of Revolving Obligations at that time, including the Revolving ~~Lenders and the Revolving Collateral Agent~~Lender.

“Revolving Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Revolving Obligations (including, for the avoidance of doubt, any such Revolving Collateral that, but for the application of Section 552 of the Bankruptcy Code, would constitute Revolving Collateral).

~~“Revolving Collateral Agent” has the meaning set forth in the preamble to this Agreement. In the case of any Additional Revolving Credit Agreement or Replacement Revolving Credit Agreement, the Revolving Collateral Agent shall be the Person identified as such in the Revolving Joinder Agreement. The Notes Collateral Agent shall be entitled to treat Wells Fargo Bank, National Association as the Revolving Collateral Agent until it receives a notice in writing from Wells Fargo Bank, National Association that another Person has become the Revolving Collateral Agent.~~

“Revolving Collateral Documents” means ~~the Revolving Guaranty and Security Agreement and any other~~any agreement, document, or instrument pursuant to which a Lien is granted securing any Revolving Obligation or under which rights or remedies with respect to such Liens are governed.

“Revolving Credit Agreement” is a collective reference to (a) the Existing Revolving Credit Agreement, (b) any Additional Revolving Credit Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that is permitted to be secured on a pari passu basis with the Existing Revolving Credit Agreement by the Revolving Priority Collateral pursuant to the Notes Documents and the Revolving Loan Documents and that has at any time been incurred to extend, replace, Refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Existing Revolving Credit Agreement (regardless of whether such replacement, refunding or Refinancing (i) is a “working capital” facility, asset-based facility, revolving loan facility, term loan facility or otherwise or (ii) was entered into after the Discharge of Revolving Obligations), any Additional Revolving Credit Agreement or any other agreement or instrument referred to in this clause (c) unless such agreement or instrument expressly provides that it is not intended to be and is not a Revolving Credit Agreement hereunder (a “Replacement Revolving Credit Agreement”). Any reference to the Revolving Credit Agreement hereunder shall be deemed a reference to any Revolving Credit Agreement then extant.

“Revolving Default” means any “Event of Default”, as such term is defined in the Revolving Credit Agreement.

“Revolving Guarantors” has the meaning set forth in the recitals to this Agreement.

~~“Revolving Lenders” means the “Revolving Lenders” or any comparable term as defined in the Revolving Credit Agreement.~~

“Revolving Lender” has the meaning set forth in the preamble to this Agreement. In the case of any Additional Revolving Credit Agreement or Replacement Revolving Credit Agreement, the Revolving Lender shall be the Person identified as such in the Revolving Joinder Agreement. The Notes Collateral Agent shall be entitled to treat Siena Lending Group LLC as the Revolving Lender until it receives a notice in writing from Siena Lending Group LLC that another Person has become the Revolving Lender.

“Revolving Loan Documents” means the Revolving Credit Agreement, the Revolving Collateral Documents, and each of the other Loan Documents (as defined in the Revolving Credit Agreement). Any reference to any Revolving Loan Document hereunder shall be deemed a reference to any Revolving Loan Document then extant.

“Revolving Obligations” means the “Obligations” or any comparable term as that term is defined in the Revolving Credit Agreement, whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, reimbursement obligations, indemnities, guarantees, and all other amounts payable under or secured by or pursuant to any Revolving Loan Document (including, in each case, all amounts (including interest) accruing on or after the commencement of any Insolvency Proceeding relating to any Grantor and all amounts that would have accrued or become due under the terms of the Revolving Loan Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding).

“Revolving Priority Collateral” means all now owned or hereafter acquired Revolving Collateral that constitutes:

(i) all accounts, payment intangibles, accounts receivable, and other receivables (including credit card receivables, and other receivables, whether consisting of accounts receivables or general intangibles) and all other rights to payment (in each case including any such rights to payment for property sold, leased, licensed or otherwise disposed of or for services rendered or to be rendered (including rights to payment arising from services rendered or from the sale, lease, license, use or other disposition of inventory, broadcasting, advertising, commercials, and other time on any broadcast station or in any publications, or programming, the licensing of general intangibles, Intellectual Property, or time on any broadcast station)), in each case, whether such rights to payment constitute accounts, payment intangibles, general intangibles, letter-of-credit rights or any other classification of property, or are evidenced in whole or in part by instruments, chattel paper or documents, except, in each case, Pledged Debt Instruments;

(ii) all inventory;

(iii) all (x) deposit accounts and money and all cash, checks, other negotiable instruments, funds and other evidences of payments held therein, (y) securities accounts and security entitlements and securities credited thereto, and (z) commodity accounts and commodity contracts credited thereto, and, in each case, all cash, checks and other property held therein or credited thereto);

(iv) all money, cash, cash equivalents, and tax refunds, other than tax refunds solely relating to real property, equipment and Intellectual Property;

(v) all claims under policies of casualty insurance and all proceeds of casualty insurance, in each case, payable by reason of loss or damage to any Revolving Priority Collateral and all proceeds of business interruption insurance;

(vi) commercial tort claims to the extent any such claims relate to the Revolving Priority Collateral;

(vii) all Revolving Priority Real Estate Assets, including all fixtures relating thereto;

(viii) all general intangibles, instruments, documents, chattel paper, letters-of-credit rights and supporting obligations related to the foregoing;

(ix) all books and records relating to the items referred to in the preceding clauses (i) through (viii) above (including all books, databases, customer lists, and records, whether tangible or electronic, which contain any information relating to any of the items referred to in the preceding clauses (i) through (viii)); and

(x) all proceeds (including insurance proceeds) of any of the foregoing;

provided that in no case shall Revolving Priority Collateral include (x) any identifiable cash proceeds or right to payment from a sale of any Notes Priority Collateral ~~which sale occurs after receipt by the Revolving Collateral Agent of a Notes Cash Proceeds Notice with respect to such proceeds in accordance with Section 3.10 hereof,~~, provided, however, that in no event shall such cash proceeds under this clause (x) include cash proceeds of any Revolving Priority Collateral described in preceding clause (i) of this definition (or proceeds thereof) which (1) is created in the ordinary course of business or of the type included in the borrowing base under the Existing Revolving Credit Agreement as in effect on the date hereof, (2) arises out of the sale of goods (other than equipment) or rendition of services, (3) arises from the sale (other than an outright sale of any Intellectual Property or FCC License in their entirety), lease, license, use, provision, or other disposition of broadcasting, advertising, commercials, or other air time or space on any broadcast station or in any publication (whether print, digital, online, or otherwise), or programming, the licensing of general intangibles, programming, proprietary content, Intellectual Property, or time on any broadcast station, (4) arises from or represents broadcasting, advertising, or publishing revenue, (5) arises out of local marketing, joint sales, or shared services arrangements, agreements with advertising exchanges, affiliation agreements, or content, publishing or broadcasting clearances or licenses, (6) arises out of the public display or performance of proprietary content or advertising, (7) arises out of promotional events, concerts or performances, (8) arises out of subscriptions or licensing of content (including web-based, audio, print, and digital content), (9) arises out of amounts at any time payable in respect of the sale or other Disposition of any Account or other right to payment under clause (i) of this definition, or (10) represents rights to payment for interest, fees, late charges, penalties, collection fees, and other amounts due or to become due or otherwise payable in connection with any Account or other right to payment under clause (i) of this definition, or (y) any such proceeds of any Notes Priority Collateral held in a Notes Proceeds Account in accordance with Section 3.11 hereof.

“Revolving Priority Real Estate Assets” means owned real estate located at 4880 Santa Rosa Road, Camarillo, California 93012 ~~and~~, 6400 N. Belt Line Road, Suite 120, Irving, Texas 75063, and 1154-1160 N. King Street, Honolulu (Oahu), HI, and all fixtures located at or used in connection with the foregoing.

“Subsidiary” of a person means a corporation, partnership, limited liability company, or other entity in which that person directly or indirectly owns or controls at least 50% of the shares of capital stock having ordinary voting power to vote in the election of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

“Term/Notes DIP Financing” has the meaning set forth in Section 6.2.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“Use Period” means, (y) with respect to the Notes Priority Collateral, the period, after the commencement of an Enforcement Period by the Revolving ~~Collateral Agent~~Lender, which begins on the day on which the Revolving ~~Collateral Agent~~Lender provides the Notes Collateral Agent with an Enforcement Notice and ending on the earlier to occur of (i) 270 days thereafter, (ii) the Discharge of Revolving Obligations, and (iii) the waiver in writing by the applicable Revolving Claimholders of a default that gave rise to such Enforcement Notice and (z) with respect to the Revolving Priority Collateral, the period, after the commencement of an Enforcement Period by the Notes Collateral Agent, which begins on the day on which the Notes Collateral Agent provides the Revolving ~~Collateral Agent~~Lender with an Enforcement Notice and ending on the earlier to occur of (i) 270 days thereafter, (ii) the Discharge of Notes Obligations and (iii) the waiver in writing by the applicable Notes Claimholders of a default that gave rise to such Enforcement Notice. If any stay or other order that prohibits any of the Revolving ~~Collateral Agent~~Lender, the other Revolving Claimholders, Notes Collateral Agent and the Notes Claimholders from commencing and continuing to Exercise any Secured Creditor Remedies or to liquidate and sell the Revolving Priority Collateral or Notes Priority Collateral, as applicable, has occurred by operation of law or has been entered by a court of competent jurisdiction, such 270-day period shall be tolled during the pendency of any such stay or other order and the Use Period shall be so extended and upon lifting of the automatic stay, if there are fewer than 120 days remaining in such 270 day period, than such 270 day period shall be extended so that the Revolving ~~Collateral Agent~~Lender, the Revolving Claimholders, Notes Collateral Agent and the Notes Claimholders have 120 days upon lifting of the automatic stay.

1.3 Construction. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The term “or” shall be construed to have, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” Unless the context requires otherwise:

(a) except as otherwise provided herein, any definition of or reference to any agreement, instrument, or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, restated, supplemented, modified, renewed, extended, Refinanced, refunded, or replaced;

(b) any reference to any agreement, instrument, or other document herein “as in effect on the date hereof’ shall be construed as referring to such agreement, instrument, or other document without giving effect to any amendment, restatement, supplement, modification, or Refinance after the date hereof;

(c) any definition of or reference to Revolving Obligations or Notes Obligations herein shall be construed as referring to the Revolving Obligations or Notes Obligations (as applicable) as from time to time amended, restated, supplemented, modified, renewed, extended, Refinanced, refunded, or replaced;

(d) any reference herein to any person shall be construed to include such person’s successors and assigns;

(e) the words “herein,” “hereof,” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(f) all references herein to Sections shall be construed to refer to Sections of this Agreement; and

(g) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights.

SECTION 2. Lien Priorities.

2.1 Relative Priorities. Notwithstanding the date, time, method, manner, or order of grant, attachment, or perfection of any Liens securing (or purportedly securing) the Revolving Obligations with respect to the Collateral or of any Liens securing (or purportedly securing) the Notes Obligations with respect to the Collateral (including, in each case, irrespective of whether any such Lien is granted (or secures Obligations relating to the period) before or after the commencement of any Insolvency Proceeding) and notwithstanding any contrary provision of the UCC or any other applicable law or the Revolving Loan Documents or the Notes Documents, as applicable, or any defect or deficiencies in, or failure to attach or perfect, the Liens securing (or purportedly securing) any of the Obligations, or any other circumstance whatsoever, the Notes Collateral Agent and the Revolving ~~Collateral Agent~~Lender hereby agree that:

(a) any Lien with respect to the Revolving Priority Collateral securing any Revolving Obligations now or hereafter held by or on behalf of, or created for the benefit of, the Revolving ~~Collateral Agent~~Lender or any Revolving Claimholders or any agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien with respect to the Revolving Priority Collateral securing any Notes Obligations;

(b) any Lien with respect to the Notes Priority Collateral securing any Notes Obligations now or hereafter held by or on behalf of, or created for the benefit of, the Notes Collateral Agent or any Notes Claimholders or any agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien with respect to the Notes Priority Collateral securing any Revolving Obligations;

(c) any Lien with respect to the Revolving Priority Collateral securing any Notes Obligations now or hereafter held by or on behalf of, or created for the benefit of, the Notes Collateral Agent, any Notes Claimholders or any agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens with respect to the Revolving Priority Collateral securing any Revolving Obligations; and

(d) any Lien with respect to the Notes Priority Collateral securing any Revolving Obligations now or hereafter held by or on behalf of, or created for the benefit of, the Revolving ~~Collateral Agent~~Lender, any Revolving Claimholders or any agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens with respect to the Notes Priority Collateral securing any Notes Obligations.

The subordination of Liens provided for in this Agreement shall continue to be effective with respect to any part of the Collateral from and after the date hereof whether such Liens are avoided, declared, or ruled to be, invalid, unenforceable, void, equitably subordinated or not allowed by a court of competent jurisdiction, as a result of any action taken by any Notes Claimholder or any Revolving Claimholder, as applicable, or any failure by such person to take any action, with respect to any financing statement (including any amendment to or continuation thereof), mortgage or other perfection document or requirement.

2.2 Prohibition on Contesting Liens. Each of the Notes Collateral Agent, for itself and on behalf of each Notes Claimholder, and the Revolving ~~Collateral Agent~~Lender, for itself and on behalf of each Revolving Claimholder, agrees that it will not (and hereby waives any right to), directly or indirectly, whether in its capacity as Notes Collateral Agent, Revolving ~~Collateral Agent~~Lender, Notes Claimholder, Revolving Claimholder or unsecured creditor, contest, or support any other person in contesting, in any proceeding (including any Insolvency Proceeding): (a) the priority, validity, or enforceability of a Lien in the Collateral, held by or on behalf of the Revolving ~~Collateral Agent~~Lender or any other Revolving Claimholders or by or on behalf of the Notes Collateral Agent or any other Notes Claimholders, (b) the priority, validity or enforceability of any Obligations, including the allowability or priority of any Obligations in any Insolvency Proceeding, or (c) the provisions of, enforceability of and the applicability of this Agreement (including by voting for or supporting confirmation of a Non-Conforming Plan of Reorganization); provided, however, that nothing in this Agreement shall be construed to prevent or impair the rights of the Revolving ~~Collateral Agent~~Lender, any Revolving Claimholder, the Notes Collateral Agent or any Notes Claim- holder to enforce the terms of this Agreement, including the provisions of this Agreement relating to the priority of the Liens in the Collateral securing the Revolving Obligations and the Notes Obligations, as applicable, as provided in this Section 2.

2.3 New Liens. During the term of this Agreement, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, the parties hereto agree, subject to Section 6, that no Grantor shall:

(a) grant or suffer to exist any Liens on any asset to secure any Notes Obligation unless such Grantor also offers to grant, and, at the option of the Revolving ~~Collateral Agent~~Lender, grants a Lien on such asset to secure the Revolving Obligations concurrently with the grant of a Lien thereon in favor of the Notes Collateral Agent in accordance with the priorities set forth in this Agreement; or

(b) grant or suffer to exist any Liens on any asset to secure any Revolving Obligations unless such Grantor grants a Lien on such asset to secure the Notes Obligations concurrently with the grant of a Lien thereon in favor of the Revolving ~~Collateral Agent~~Lender in accordance with the priorities set forth in this Agreement.

To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the Revolving ~~Collateral Agent or~~Lender or Revolving Claimholders, the Notes Collateral Agent, on behalf of the Notes Claimholders, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2, and without limiting any other rights and remedies available to the Notes Collateral Agent or Notes Claimholders, the Revolving ~~Collateral Agent~~Lender, on behalf of the Revolving Claimholders, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

2.4 Cooperation in Designating Collateral. In furtherance of Section 9.8, the Notes Collateral Agent and the Revolving ~~Collateral Agent~~Lender agree to and each Grantor shall, in each case subject to the other provisions of this Agreement upon request by the Revolving ~~Collateral Agent~~Lender or the Notes Collateral Agent, cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Revolving Priority Collateral and the Notes Priority Collateral and the steps taken or to be taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Revolving Loan Documents and the Notes Documents.

SECTION 3. Exercise of Remedies.

3.1 Exercise of Remedies by the Notes Collateral Agent. Until the Discharge of Revolving Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, the Notes Collateral Agent and Notes Claimholders:

(a) will not exercise or seek to exercise any rights or remedies with respect to any Revolving Priority Collateral (including any Exercise of Secured Creditor Remedies with respect to any Revolving Priority Collateral);

(b) subject to Section 3.4, will not directly or indirectly contest, protest, or object to or hinder any Exercise of Secured Creditor Remedies by the Revolving ~~Collateral Agent~~Lender or any Revolving Claimholder with respect to any Revolving Priority Collateral and have no right to direct the Revolving ~~Collateral Agent~~Lender to Exercise any Secured Creditor Remedies with respect to any Revolving Priority Collateral or take any other action under the Revolving Loan Documents with respect to any Revolving Priority Collateral; and

(c) will not object to (and waive any and all claims with respect to) the forbearance by the Revolving ~~Collateral Agent~~Lender or Revolving Claimholders from Exercising any Secured Creditor Remedies with respect to any Revolving Priority Collateral.

3.2 Exercise of Remedies by the Revolving ~~Collateral Agent~~Lender. Until the Discharge of Notes Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, the Revolving ~~Collateral Agent~~Lender and Revolving Claimholders:

(a) subject to Section 3.8, will not exercise or seek to exercise any rights or remedies with respect to any Notes Priority Collateral (including any Exercise of Secured Creditor Remedies with respect to any Notes Priority Collateral);

(b) subject to Section 3.4, will not directly or indirectly contest, protest, or object to or hinder any Exercise of Secured Creditor Remedies by the Notes Collateral Agent or any Notes Claimholder with respect to any Notes Priority Collateral and has no right to direct the Notes Collateral Agent to Exercise any Secured Creditor Remedies with respect to any Notes Priority Collateral or take any other action under the Notes Documents with respect to any Notes Priority Collateral; and

(c) will not object to (and waives any and all claims with respect to) the forbearance by the Notes Collateral Agent or any Notes Claimholder from Exercising any Secured Creditor Remedies with respect to any Notes Priority Collateral.

3.3 Exclusive Enforcement Rights. (a) Until the Discharge of Revolving Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, the Revolving ~~Collateral Agent~~Lender shall have the exclusive right to exercise any remedies, (including Exercise any Secured Creditor Remedies) with respect to the Revolving Priority Collateral without any consultation with or the consent of the Notes Collateral Agent or any Notes Claimholder and (b) until the Discharge of Notes Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, the Notes Collateral Agent shall have the exclusive right to exercise any remedies, (including Exercise any Secured Creditor Remedies) with respect to the Notes Priority Collateral without any consultation with or the consent of the Revolving ~~Collateral Agent~~Lender or any Revolving Claimholder. In connection with any Exercise of Secured Creditor Remedies, each of the Notes Collateral Agent, the Notes Claimholders, the Revolving ~~Collateral Agent~~Lender and the Revolving Claimholders may enforce the provisions of the Notes Collateral Documents or Revolving Collateral Documents, as applicable, and exercise rights, powers and remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to Dispose of its Collateral, to incur expenses in connection with such Disposition, and to exercise all the rights and remedies of a secured creditor under applicable law.

3.4 Claimholders Permitted Actions. Anything to the contrary in Sections 3.1 and 3.2 notwithstanding, each of the Notes Collateral Agent and the Revolving ~~Collateral Agent~~Lender may:

(a) if an Insolvency Proceeding has been commenced by or against any Grantor, file a proof of claim or statement of interest with respect to its Collateral or otherwise with respect to the Notes Obligations or the Revolving Obligations, as the case may be;

(b) take any action (not adverse to the priority status of the Liens on the Collateral of the other, or the rights of the other or any Claimholders to Exercise any Secured Creditor Remedies) in order to create, perfect, preserve or protect (but not enforce) its Lien in and to its Collateral, including any FCC License of any Grantor;

(c) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding, or other pleading made by any person objecting to or otherwise seeking the disallowance of its claims or its Claimholders;

(d) make any arguments and motions that are, in each case, in accordance with, the terms of this Agreement;

(e) join (but not exercise any control with respect to) any judicial foreclosure proceeding or other judicial lien enforcement proceeding with respect to the Priority Collateral of the other party initiated by such other party to the extent that any such action could not reasonably be expected, in any material respect, to restrain, hinder, limit, delay or otherwise interfere with the Exercise of Secured Creditor Remedies by such other party (it being understood that, (a) with respect to Revolving Priority Collateral, neither the Notes Collateral Agent nor any Notes Claimholder shall be entitled to receive any proceeds thereof from any Exercise of Secured Creditor Remedies with respect thereto unless otherwise expressly permitted herein and (b) with respect to Notes Priority Collateral, neither the Revolving ~~Collateral Agent~~Lender nor any Revolving Claimholder shall be entitled to receive any proceeds thereof from any Exercise of Secured Creditor Remedies with respect thereto unless otherwise expressly permitted herein);

(f) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement or applicable law (including the Bankruptcy Laws of any applicable jurisdiction); provided, that neither party shall take any action which such party is prohibited from taking pursuant to this Agreement, including under Section 2.2;

(g) take any action described in clauses (i) through (~~x~~ix) of the definition of “Exercise of Secured Creditor Remedies.”; and

(h) vote on any Plan of Reorganization that is consistent with the terms of this Agreement; provided, however, that no Revolving Claimholder or Notes Claimholder may cast any vote to accept or take any other act to support the confirmation of any Non-Conforming Plan of Reorganization, and pursuant to Section 9.14 of this Agreement, the Revolving ~~Collateral Agent~~Lender and Notes Collateral Agent, as applicable, shall be entitled to demand specific performance of this provision and obtain an order directing a Notes Claimholder or Revolving Claimholder, as applicable that votes in favor of any Non-Conforming Plan of Reorganization to change its vote and vote against any Non-Conforming Plan of Reorganization.

Except as expressly set forth in this Agreement, each Notes Claimholder and each Revolving Claimholder shall otherwise have any and all rights and remedies it may have as a creditor under any applicable law, including the right to the Exercise of Secured Creditor Remedies; provided, however, that the Exercise of Secured Creditor Remedies with respect to the Collateral (and any judgment Lien obtained in connection therewith) shall be subject to the Lien priorities set forth herein and to the provisions of this Agreement. Subject to Section 3.7, the Revolving ~~Collateral Agent~~Lender may enforce the provisions of the Revolving Loan Documents, the Notes Collateral Agent may enforce the provisions of the Notes Documents and each may Exercise any Secured Creditor Remedies, all in such order and in such manner as each may determine in the exercise of its sole discretion, consistent with the terms of this Agreement and mandatory provisions of applicable law; provided, however, that each of the Revolving ~~Collateral Agent~~Lender and the Notes Collateral Agent agrees to use commercially reasonable efforts to provide to the other (x) an Enforcement Notice prior to its Exercise of Secured Creditor Remedies and (y) copies of any notices that it is required under applicable law to deliver to any Grantor in connection with any Exercise of Secured Creditor Remedies with respect to any Collateral; provided, further, however, that the Revolving ~~Collateral Agent’s~~Lender’s failure to provide copies of any such notices to the Notes Collateral Agent shall not impair any of the Revolving ~~Collateral Agent’s~~Lender’s rights hereunder or under any of the Revolving Loan Documents and the Notes Collateral Agent’s failure to provide copies of any such notices to the Revolving ~~Collateral Agent~~Lender shall not impair any of the Notes Collateral Agent’s rights hereunder or under any of the Notes Documents. Each of the Notes Collateral Agent, each Notes

Claimholder, the Revolving ~~Collateral Agent~~Lender and each Revolving Claimholder agrees that it will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim, in the case of the Notes Collateral Agent and each Notes Claimholder, against either the Revolving ~~Collateral Agent~~Lender or any other Revolving Claimholder, and in the case of the Revolving ~~Collateral Agent~~Lender and each other Revolving Claimholder, against either the Notes Collateral Agent or any other Notes Claimholder, seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, any action taken or omitted to be taken by such person with respect to the Collateral which is consistent with the terms of this Agreement, and none of such parties shall be liable for any such action taken or omitted to be taken.

3.5 Retention of Proceeds.

(a) In connection with an Exercise of Secured Creditor Remedies, the Notes Collateral Agent agrees that prior to the Discharge of the Revolving Obligations, the Notes Claimholders will only be entitled to retain proceeds of Notes Priority Collateral to the extent such exercise is not prohibited under Section 3.1 above. The Notes Claimholders shall not be permitted to retain any proceeds of Revolving Priority Collateral in connection with any Exercise of Secured Creditor Remedies in any circumstance unless and until the Discharge of the Revolving Obligations has occurred, and any such proceeds received or retained in any other circumstance will be subject to Section 4.2.

(b) In connection with an Exercise of Secured Creditor Remedies, the Revolving ~~Collateral Agent~~Lender agrees that prior to the Discharge of the Notes Obligations, Revolving Claimholders will only be entitled to retain proceeds of Revolving Priority Collateral to the extent such exercise is not prohibited under Section 3.2 above. The Revolving Claimholders shall not be permitted to retain any proceeds of Notes Priority Collateral in connection with any Exercise of Secured Creditor Remedies in any circumstance unless and until the Discharge of the Notes Obligations has occurred, and any such proceeds received or retained in any other circumstance will be subject to Section 4.2.

(c) Notwithstanding anything contained in this Agreement to the contrary, in the event of any Disposition or series of related Dispositions in connection with an Exercise of Secured Creditor Remedies that includes both Revolving Priority Collateral and Notes Priority Collateral, the Revolving ~~Collateral Agent~~Lender and the Notes Collateral Agent shall use commercially reasonable efforts in good faith to allocate the proceeds of such Disposition to the Revolving Priority Collateral and the Notes Priority Collateral. If the Revolving ~~Collateral Agent~~Lender and the Notes Collateral Agent are unable to agree on such allocation within five (5) Business Days (or such other period of time as the Revolving ~~Collateral Agent~~Lender and the Notes Collateral Agent agree) of the consummation of such Disposition with respect to such Collateral, the portion of such proceeds that shall be allocated as proceeds of Revolving Priority Collateral for purposes of this Agreement shall be an amount equal to (i) the net book value of such Revolving Priority Collateral consisting of accounts, and (ii) to the extent the proceeds of Revolving Priority Collateral include proceeds of Collateral other than accounts, the fair market value of such other Collateral~~.~~, provided, that if proceeds of Collateral received in connection with (or otherwise attributable to the value of) the sale or other disposition of all or substantially all of the equity interests of any Grantor or all or substantially all of the assets of any Grantor, and such Grantor does not have an ownership interest in or rights to the Revolving Priority Collateral referenced in subclauses (i) and (ii), but a direct or indirect wholly owned Subsidiary of such Grantor, which itself is a Grantor, does have an ownership interest or rights therein, then, in such case, such Revolving Priority Collateral of such “Grantor” shall include the Revolving Priority Collateral of such Subsidiary.

3.6 Non-Interference. Subject to Sections 3.1, 3.2, 3.3, 3.4 and 6.5(a) and (b), each of the Notes Collateral Agent, for itself and on behalf of the Notes Claimholders, and the Revolving ~~Collateral Agent~~Lender, for itself and on behalf of the Revolving Claimholders, hereby:

(a) agrees that it will not, directly or indirectly, take any action that would restrain, hinder, limit, delay, or otherwise interfere with any Exercise of Secured Creditor Remedies by the other with respect to such other party’s Priority Collateral, or that is otherwise prohibited hereunder, including any Disposition of such other person’s Priority Collateral, whether by foreclosure or otherwise; and

(b) waives any and all rights it or its Claimholders may have as a junior lien creditor or otherwise to object to the manner in which such other party seeks to enforce or collect such other party’s respective Obligations or the Liens securing such Obligations granted in any of such other party’s Priority Collateral, regardless of whether any action or failure to act by or on behalf of such other person is adverse to the interest of it or its Claimholder.

3.7 Commercially Reasonable Dispositions. The Notes Collateral Agent, for itself and on behalf of the Notes Claimholders, hereby irrevocably, absolutely, and unconditionally waives any right to object (and seek or be awarded any relief of any nature whatsoever based on any such objection), at any time prior or subsequent to any disposition conducted in good faith of any of the Revolving Priority Collateral, on the ground(s) that any such disposition of Revolving Priority Collateral (a) would not be or was not “commercially reasonable” within the meaning of any applicable UCC and/or (b) would not or did not comply with any other requirement under any applicable UCC or under any other applicable law governing the manner in which a secured creditor (including one with a Lien on real property) is to realize on its collateral. The Revolving ~~Collateral Agent~~Lender, for itself and on behalf of the Revolving Claimholders, hereby irrevocably, absolutely and unconditionally waives any right to object (and seek or be awarded any relief of any nature whatsoever based on any such objection), at any time prior to or subsequent to any disposition conducted in good faith of any Notes Priority Collateral, on the ground(s) that any such disposition of Notes Priority Collateral (a) would not be or was not “commercially reasonable” within the meaning of any applicable UCC and/or (b) would not or did not comply with any other requirement under any applicable UCC or under any other applicable law governing the manner in which a secured creditor (including one with a Lien on real property) is to realize on its collateral.

3.8 Inspection and Access Rights.

(a) If the Notes Collateral Agent, or any agent or representative of the Notes Collateral Agent, or any receiver, shall, after the occurrence and during the continuance of a Notes Default, obtain possession or physical control of any of the real properties subject to the Notes Collateral Documents or any other tangible Notes Priority Collateral or control over any intangible Notes Priority Collateral, the Notes Collateral Agent shall promptly notify the Revolving ~~Collateral Agent~~Lender in writing of that fact. If the Notes Collateral Agent, or any agent or representative of the Notes Collateral Agent, or any receiver, shall, after the occurrence and during the continuance of a Notes Default, subsequent to obtaining any required prior FCC approval in accordance with the Communications Laws, obtain possession or physical control of any broadcast station or FCC License of the Grantors, the Notes Collateral Agent, or any such agent or representative, shall use commercially reasonable efforts to operate such broadcast station in compliance in all material respects with the Grantor’s FCC Licenses, the Communications Laws and to maintain, in all material respects, control over such broadcast station’s finances personnel, and programming, a main studio with respect to such station, such station’s transmission equipment and facilities, and access to utilities to such station, in each case to permit the normal operation of such broadcast station; provided that, nothing in this Agreement shall obligate the Notes Collateral Agent to obtain possession or physical control over any broadcast station or FCC License. If the Revolving ~~Collateral Agent~~Lender, or any agent or representative of the Revolving ~~Collateral Agent~~Lender, shall, after the occurrence and during the continuance of a Revolving Default, obtain possession or physical control of any of the real properties subject to the Revolving Collateral Documents, or any other tangible Revolving Priority Collateral or control over any intangible Revolving Priority Collateral, the Revolving ~~Collateral Agent~~Lender shall promptly notify the Notes Collateral Agent in writing of that fact.

(b) (i) Without limiting any rights the Revolving ~~Collateral Agent~~Lender or any other Revolving Claimholder may otherwise have under applicable law or by agreement, whether or not the Notes Collateral Agent or any other Notes Claimholder has commenced and is continuing to Exercise any Secured Creditor Remedies of the Notes Collateral Agent, the Revolving ~~Collateral Agent~~Lender or any other Person (including any Grantor) acting with the consent, or on behalf, of the Revolving ~~Collateral Agent~~Lender, shall have the right (a) during the Use Period or otherwise in connection with the conducting of audits and appraisals, during normal business hours on any Business Day, to access Revolving Priority Collateral that (i) is stored or located in or on, or (ii) has become an accession with respect to (within the meaning of Section 9-335 of the Uniform Commercial Code), or (iii) has been commingled with (within the meaning of Section 9-336 of the Uniform Commercial Code), Notes Priority Collateral, and (b) during the Use Period, shall have an irrevocable, non-exclusive right and a royalty-free and rent-free license and right to use any Notes Priority Collateral (including equipment, fixtures, Intellectual Property, general intangibles, documents, real property and machinery, processors, computers and other equipment related to the storage or processing of records, documents or files or conduct of business or operations), each of the foregoing in order to assemble, inspect, copy or download information stored on, take action to perfect its Liens on, complete a production run of inventory, collect or otherwise realize upon any accounts or other rights to payment included in the Revolving Priority

Collateral (including the right to broadcast time at any broadcast stations of the Grantors and to place for its own account commercial time, advertising or other programming at any such broadcast station such advertising or other programming subject to Grantors’ ultimate approval to the extent required by the FCC), in each case, in accordance with the Communication Laws, take possession of, move, prepare and advertise for sale, sell (by public auction, private sale or other sale, whether in bulk, in lots or to customers in the ordinary course of business or otherwise), store or otherwise deal with the Revolving Priority Collateral, in each case without notice to, the involvement of or interference by any Notes Claimholder or liability to any Notes Claimholder. In the event that any Revolving Claimholder has commenced and is continuing to Exercise any Secured Creditor Remedies with respect to any Revolving Priority Collateral or any other sale or liquidation of the Revolving Priority Collateral has been commenced by an Grantor (with the consent of the Revolving ~~Collateral Agent~~Lender), the Notes Collateral Agent may not sell, assign or otherwise transfer the related Notes Priority Collateral prior to the expiration of the Use Period, unless the purchaser, assignee or transferee thereof agrees to be bound by the provisions of this Section 3.8.

(ii) Without limiting any rights the Notes Collateral Agent or any other Notes Claimholder may otherwise have under applicable law or by agreement, whether or not the Revolving ~~Collateral Agent~~Lender or any other Revolving Claimholder has commenced and is continuing to Exercise any Secured Creditor Remedies of the Revolving ~~Collateral Agent~~Lender, the Notes Collateral Agent or any other Person (including any Grantor) acting with the consent, or on behalf, of the Notes Collateral Agent, shall have the right during the Use Period , during normal business hours on any Business Day, to access Notes Priority Collateral that is stored or located in or on, any Revolving Priority Real Estate Asset, in order to assemble, inspect, copy or download information stored on, take action to perfect its Liens on, collect or otherwise realize upon any Notes Priority Collateral, in each case, in accordance with the Communication Laws, take possession of, move, prepare and advertise for sale, sell (by public auction, private sale or other sale, whether in bulk, in lots or to customers in the ordinary course of business or otherwise), store or otherwise deal with the Notes Priority Collateral, in each case without notice to, the involvement of or interference by any Revolving Claimholder or liability to any Revolving Claimholder.

(c) (i) During the period of actual occupation, use and/or control by the Revolving Claimholders and/or the Revolving ~~Collateral Agent~~Lender (or their respective employees, agents, advisers and representatives) of any Notes Priority Collateral pursuant to this Section 3.8, the Revolving Claimholders and the Revolving ~~Collateral Agent~~Lender shall be obligated to repair at their expense any physical damage (but not any ordinary wear-and-tear) to such Notes Priority Collateral resulting from such occupancy, use or control, and to leave such Notes Priority Collateral in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted (or otherwise reimburse the Notes Claimholders for any such physical damage to any Notes Priority Collateral (ordinary wear-and-tear excepted) caused by the acts or omissions of the Revolving Claimholders and/or the Revolving ~~Collateral Agent~~Lender (or their respective employees, agents, advisers and representatives)). Notwithstanding the foregoing, in no event shall the Revolving

Claimholders or the Revolving ~~Collateral Agent~~Lender have any liability to the Notes Claimholders and/or to the Notes Collateral Agent pursuant to this Section 3.8 as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Notes Priority Collateral existing prior to the date of the exercise by the Revolving Claimholders (or the Revolving ~~Collateral Agent~~Lender, as the case may be) of their rights under Section 3.8 and the Revolving Claimholders shall have no duty or liability to maintain the Notes Priority Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the Revolving Claimholders, or for any diminution in the value of the Notes Priority Collateral that results from ordinary wear and tear resulting from the use of the Notes Priority Collateral by the Revolving Claimholders in the manner and for the time periods specified under this Section 3.8. Without limiting the rights granted in this Section 3.8, the Revolving Claimholders and the Revolving ~~Collateral Agent~~Lender shall cooperate with the Notes Claimholders and/or the Notes Collateral Agent in connection with any efforts made by the Notes Claimholders and/or the Notes Collateral Agent to sell the Notes Priority Collateral.

(ii) During the period of actual occupation, use and/or control by the Notes Claimholders and/or the Notes Collateral Agent (or their respective employees, agents, advisers and representatives) of any Revolving Priority Real Estate Asset pursuant to this Section 3.8, the Notes Claimholders and the Notes Collateral Agent shall be obligated to repair at their expense any physical damage (but not any ordinary wear-and-tear) to such Revolving Priority Real Estate Asset resulting from such occupancy, use or control, and to leave such Revolving Priority Real Estate Asset in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted (or otherwise reimburse the Revolving Claimholders for any such physical damage to any Revolving Priority Collateral (ordinary wear-and-tear excepted) caused by the acts or omissions of the Notes Claimholders and/or the Notes Collateral Agent (or their respective employees, agents, advisers and representatives)). Notwithstanding the foregoing, in no event shall the Notes Claimholders or the Notes Collateral Agent have any liability to the Revolving Claimholders and/or to the Revolving ~~Collateral Agent~~Lender pursuant to this Section 3.8 as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Revolving Priority Real Estate Assets existing prior to the date of the exercise by the Notes Claimholders (or the Notes Collateral Agent, as the case may be) of their rights under Section 3.8 and the Notes Claimholders or Notes Collateral Agent shall have no duty or liability to maintain the Revolving Priority Real Estate Assets in a condition or manner better than that in which it was maintained prior to the use thereof by the Notes Claimholders or Notes Collateral Agent, or for any diminution in the value of the Revolving Priority Real Estate Assets that results from ordinary wear and tear resulting from the use of the Revolving Priority Real Estate Assets by the Notes Claimholders or Notes Collateral Agent in the manner and for the time periods specified under this Section 3.8. Without limiting the rights granted in this Section 3.8, the Notes Claimholders and the Notes Collateral Agent shall cooperate with the Revolving Claimholders and/or the Revolving ~~Collateral Agent~~Lender in connection with any efforts made by the Revolving Claimholders and/or the Revolving ~~Collateral Agent~~Lender to sell the Revolving Priority Real Estate Assets.

(d) The Notes Collateral Agent agrees, for the benefit of the Revolving ~~Collateral Agent~~Lender, that it shall not sell or dispose of any of the Notes Priority Collateral during the Use Period unless such sale or other disposition is in contemplation in all material respects with the Communications Laws (including any required prior FCC approval) and the purchaser, assignee or transferee thereof agrees in writing to acquire the Notes Priority Collateral subject to the terms of Section 3.8 of this Agreement and agrees therein to comply with the terms of this Section 3.8. The rights of the Revolving ~~Collateral Agent~~Lender under this Section 3.8 during the Use Period shall continue notwithstanding foreclosure, sale or other disposition or any Exercise of Secured Creditor Remedies by the Notes Collateral Agent. The Revolving ~~Collateral Agent~~Lender agrees, for the benefit of the Notes Collateral Agent, that it shall not sell or dispose of any of the Revolving Priority Real Estate Assets during the Use Period unless such sale or other disposition is in contemplation in all material respects with the Communications Laws (including any required prior FCC approval) and the purchaser, assignee or transferee thereof agrees in writing to acquire the Revolving Priority Real Estate Assets subject to the terms of Section 3.8 of this Agreement and agrees therein to comply with the terms of this Section 3.8. The rights of the Notes Collateral Agent under this Section 3.8 during the Use Period shall continue notwithstanding foreclosure, sale or other disposition or any Exercise of Secured Creditor Remedies by the Revolving ~~Collateral Agent~~Lender.

Except as provided in clause (c) of this Section 3.8, the Revolving ~~Collateral Agent~~Lender and the other Revolving Claimholders shall not be obligated to pay any amounts to the Notes Collateral Agent or the Notes Claimholders (or any person claiming by, through or under the Notes Claimholders, including any purchaser of the Notes Priority Collateral) or to any Grantor, for or in respect of the use by the Revolving ~~Collateral Agent~~Lender and the other Revolving Claimholders of the Notes Priority Collateral; provided that, the Revolving ~~Collateral Agent~~Lender and the other Revolving Claimholders shall be obligated to pay any ordinary course third-party expenses related to the use or occupancy of any premises during the period so used or occupied, including ordinary course costs with respect to heat, light, electricity and water with respect to that portion of any premises so used or occupied, or that arise as a result of such use, during such period. Except as provided in clause (c) of this Section 3.8, the Notes Collateral Agent and the other Notes Claimholders shall not be obligated to pay any amounts to the Revolving ~~Collateral Agent~~Lender or the Revolving Claimholders (or any person claiming by, through or under the Revolving Claimholders, including any purchaser of the Revolving Priority Collateral) or to any Grantor, for or in respect of the use by the Notes Collateral Agent and the Notes Claimholders of the Revolving Priority Real Estate Assets; provided that, the Notes Collateral Agent and the other Notes Claimholders shall be obligated to pay any third party expenses related thereto, including costs with respect to heat, light, electricity and water with respect to that portion of any premises so used or occupied, or that arise as a result of such use and shall be obligated to repair any damage to the premises which is Revolving Priority Real Estate Assets (other than normal wear and tear) caused by the Notes Collateral Agent or its agent during the Notes Collateral Agent’s entry onto such premises.

(e) The Revolving Claimholders shall use the Notes Priority Collateral in accordance with applicable law. The Notes Claimholders shall use the Revolving Priority Collateral in accordance with applicable law.

(f) The Notes Collateral Agent and the other Notes Claimholders (i) will use commercially reasonable efforts to cooperate with the Revolving ~~Collateral Agent~~Lender and the other Revolving Claimholders in exercising its rights pursuant to this Section 3.8, (ii) subject to Section 3.7, will not hinder or restrict in any respect the Revolving ~~Collateral Agent~~Lender from exercising the rights described in this Section 3.8 and (iii) will, subject to the rights of any landlords under real estate leases, permit the Revolving ~~Collateral Agent~~Lender, its employees, agents, advisers and representatives to exercise the rights described in this Section 3.8. Subject to Section 3.7, the Revolving ~~Collateral Agent~~Lender and the other Revolving Claimholders shall use commercially reasonable efforts not to hinder or obstruct the Notes Collateral Agent and the other Notes Claimholders from exercising the rights described in Section 3.8.

(g) In furtherance of the foregoing in this Section 3.8, the Notes Collateral Agent and other Notes Claimholders, in their capacity as a secured party (or as a purchaser, assignee or transferee, as applicable), and to the extent of its interest therein, hereby grants to the Revolving ~~Collateral Agent~~Lender and the other Revolving Claimholders during the Use Period a nonexclusive, irrevocable, royalty-free, worldwide license to use, reproduce, publicly display, publicly perform, transmit, create derivative works of, modify, sell, commercialize, exploit, syndicate, license and sublicense any and all Intellectual Property now owned or hereafter acquired included as part of the Notes Priority Collateral (and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof) as is or may be necessary or advisable in the Revolving ~~Collateral Agent’s~~Lender’s reasonable judgment for the Revolving ~~Collateral Agent~~Lender to process, ship, produce, store, supply, lease, complete, sell, liquidate or otherwise deal with the Revolving Priority Collateral, or to collect or otherwise realize upon any accounts comprising Revolving Priority Collateral, in each case solely in connection with any Exercise of Secured Creditor Remedies; provided that (i) any such license shall terminate upon the sale of the applicable Revolving Priority Collateral and shall not extend or transfer to the purchaser of such Revolving Priority Collateral, (ii) the Revolving ~~Collateral Agent’s~~Lender’s use of such Intellectual Property shall be reasonable and lawful, and (iii) any such license is granted on an “AS IS” basis, without any representation or warranty whatsoever. Furthermore, the Notes Collateral Agent agrees that, in connection with any Exercise of Secured Creditor Remedies conducted by the Notes Collateral Agent in respect of Notes Priority Collateral, the Notes Collateral Agent shall provide written notice to any purchaser, assignee or transferee of Intellectual Property pursuant to an Exercise of Secured Creditor Remedies that the applicable Intellectual Property is subject to such license and the purchaser shall be required to acknowledge in writing that it purchased such Collateral subject to such license.

(h) For the avoidance of doubt, as between the Revolving Claimholders and the Notes Claimholders, references to “Notes Priority Collateral” in this Agreement shall include the FCC Licenses, consistent with the Communications Laws, and all Intellectual Property of the Grantors whether or not included in the definition of Notes Collateral; provided, that this Section 3.8(h) is intended solely for the purpose of defining the relative rights of the Revolving ~~Collateral Agent~~Lender and Revolving Claim-holders on the one hand and the Notes Collateral Agent and the Notes Claimholders on the other hand, and any grant of Notes Collateral by any Grantor is expressly subject to Section 3 of the Notes Security Agreement.

3.9 Sharing of Information and Access. In the event that the Revolving ~~Collateral Agent~~Lender shall, in the exercise of its rights under the Revolving Collateral Documents or otherwise, receive possession or control of any books and records of any Grantor which contain information identifying or pertaining to the Notes Priority Collateral, the Revolving ~~Collateral Agent~~Lender shall, upon request from the Notes Collateral Agent and as promptly as practicable thereafter, either make available to the Notes Collateral Agent such books and records for inspection and duplication or provide to the Notes Collateral Agent copies thereof. In the event that the Notes Collateral Agent shall, in the exercise of its rights under the Notes Collateral Documents or otherwise, receive possession or control of any books and records of any Grantor which contain information identifying or pertaining to any of the Revolving Priority Collateral, the Notes Collateral Agent shall, upon request from the Revolving ~~Collateral Agent~~Lender and as promptly as practicable thereafter, either make available to the Revolving ~~Collateral Agent~~Lender such books and records for inspection and duplication or provide the Revolving ~~Collateral Agent~~Lender copies thereof.

3.10 Set off and Tracing of and Priorities in Proceeds. The Notes Collateral Agent, on behalf of the Notes Claimholders, acknowledges and agrees that, to the extent the Notes Collateral Agent or any Notes Claimholder exercises its rights of set-off against any Revolving Priority Collateral, the amount of such set-off shall be held and distributed pursuant to Section 4.1. The Revolving ~~Collateral Agent~~Lender, on behalf of the Revolving Claimholders, acknowledges and agrees that, to the extent the Revolving ~~Collateral Agent~~Lender or any Revolving Claimholder exercises its rights of set-off against any Notes Priority Collateral, the amount of such set-off shall be held and distributed pursuant to Section 4.1. The Revolving ~~Collateral Agent~~Lender, for itself and on behalf of the Revolving Claimholders, and the Notes Collateral Agent, for itself and on behalf of the Notes Claimholders, further agree that prior to an issuance of any Enforcement Notice by such Claimholder or the commencement of an Insolvency Proceeding, any proceeds of Collateral obtained in accordance with the terms of the Revolving Loan Documents and the Notes Documents, whether or not deposited under control agreements, which are used by any Grantor to acquire other property which is Collateral shall not (solely as between the Claimholders) be treated as Proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired. In addition, notwithstanding anything to the contrary contained in this Agreement (other than with respect to identifiable cash proceeds or right to payment from a sale of any Notes Priority Collateral), unless and until the Discharge of Revolving Obligations occurs, the Notes Collateral Agent, for itself and on behalf of the Notes Claimholders, each hereby agrees that, prior to the receipt by the Revolving ~~Collateral Agent~~Lender of a Notes Cash Proceeds Notice issued by the Notes Collateral Agent, the Revolving Claimholders are permitted to treat all cash, cash equivalents, money, collections and payments or other proceeds of Collateral, deposited, held in or otherwise credited to any deposit account, commodities account or securities account (other than any Notes Proceeds Account) or otherwise received by any Revolving Claimholder as Revolving Priority Collateral prior to receipt by the Revolving ~~Collateral Agent~~Lender of such Notes Cash Proceeds Notice, and no such amounts deposited, held in or otherwise credited to any such deposit account, commodities account or securities account or received by any Revolving Claimholder or applied to the Revolving Obligations shall be subject to disgorgement or deemed to be held in trust for the benefit of the Note Claimholders (and all claims of the Note Claimholders to such amounts are hereby waived) .

3.11 Notes Proceeds Account. The Grantors, the Revolving Claimholders and the Notes Claimholders and all other parties hereto agree that only proceeds of the Notes Priority Collateral may be deposited in the Notes Proceeds Accounts and agree to take all other actions necessary to give effect to the intent of this Section 3.11. Without limiting the generality of the foregoing, the Notes Collateral Agent hereby agrees that if any Notes Proceeds Account contains any proceeds of the Revolving Priority Collateral, it shall hold such proceeds in trust for the Revolving Claimholders and transfer such proceeds to the Revolving Claimholders in accordance with Section 4.2 reasonably promptly after obtaining actual knowledge or notice from a Revolving Claimholder that it has possession of such proceeds.

SECTION 4. Proceeds.

4.1 Application of Proceeds.

(a) Prior to the Discharge of Revolving Obligations, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, except as otherwise provided in Section 3.5, any Revolving Priority Collateral or proceeds thereof received in connection with any Exercise of Secured Creditor Remedies shall (at such time as such Collateral or proceeds has been monetized) be applied: (i) first, to the payment in full in cash or cash collateralization of the Revolving Obligations in accordance with the Revolving Loan Documents and (ii) second, to the payment in full in cash of the Notes Obligations in accordance with the Notes Documents.

(b) Prior to the Discharge of Notes Obligations, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, except as otherwise provided in Section 3.5, any Notes Priority Collateral or proceeds thereof received in connection with any Exercise of Secured Creditor Remedies shall (at such time as such Collateral or proceeds has been monetized) be applied: (i) first, to the payment in full in cash or cash collateralization of the Notes Obligations in accordance with the Notes Documents and (ii) second, to the payment in full in cash or cash collateralization of the Revolving Obligations in accordance with the Revolving Loan Documents.

(c) If any Exercise of Secured Creditor Remedies with respect to the Collateral produces non-cash proceeds, then such non-cash proceeds shall be held by the agent that conducted the Exercise of Secured Creditor Remedies as additional Collateral and, at such time as such non-cash proceeds are monetized, shall be applied as set forth above.

4.2 Turnover. Unless and until the earlier of the Discharge of Revolving Obligations or the Discharge of the Notes Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, except as otherwise provided in Section 3.5, (a) any Revolving Priority Collateral, proceeds thereof (including assets or proceeds subject to Liens referred to in the final sentence of Section 2.3) or any insurance proceeds described in Section 5.2(a) received by the Notes Collateral Agent or any Notes Claimholder in connection with any Exercise of Secured Creditor Remedies shall be segregated and held in trust and forthwith paid over to the Revolving ~~Collateral Agent~~Lender for the benefit of the Revolving Claimholders (subject to the rights of the Grantors under the Revolving Loan Documents) in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct and (b) any Notes Priority Collateral, proceeds thereof (including assets or proceeds subject to Liens referred to in the final sentence of Section 2.3) or any insurance proceeds described in Section 5.2(b) received by the Revolving ~~Collateral Agent~~Lender or any Revolving Claimholder in connection with an Exercise of Secured Creditor Remedies shall be segregated and held in trust and forthwith paid over to the Notes Collateral Agent for the benefit of the Notes Claimholders (subject to the rights of the Grantors under the Notes Documents) in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Notwithstanding the foregoing, the Trustee and Notes Collateral Agent will only be required to pay over amounts that it has received which are still in its possession and which have not been paid over to the Notes Claimholders, provided, that the Trustee and Notes Collateral Agent shall comply with the obligations set forth in Section 4.2(a) hereof. Each of the Notes Collateral Agent and the Revolving ~~Collateral Agent~~Lender is hereby authorized to make any such endorsements as agent for the other or any Claimholders. This authorization is coupled with an interest and is irrevocable until the earlier of the Discharge of Revolving Obligations or the Notes Obligations.

4.3 No Subordination of the Relative Priority of Claims. Anything to the contrary contained herein notwithstanding, the subordination of the Liens of Notes Claimholders to the Liens of Revolving Claimholders and of the Liens of Revolving Claimholders to the Liens of Notes Claimholders as set forth herein is with respect to the priority of the respective Liens held by or on behalf of them only and shall not constitute a subordination of the Notes Obligations to the Revolving Obligations or the Revolving Obligations to the Notes Obligations.

4.4 Application of Payments. Subject to the other terms of this Agreement, all payments received (not in violation of this Agreement) by (a) the Revolving ~~Collateral Agent~~Lender or the Revolving Claimholders may be applied, reversed and reapplied, in whole or in part, to the Revolving Obligations to the extent provided for in the Revolving Loan Documents and (b) the Notes Collateral Agent or the Note Claimholders may be applied, reversed and reapplied, in whole or in part, to the Note Obligations to the extent provided for in the Note Documents.

4.5 Revolving Nature of Revolving Obligations. The Notes Collateral Agent, on behalf of the Notes Claimholders, acknowledges and agrees that the Revolving Loan Agreement includes a revolving commitment and that the amount of the Revolving Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed.

SECTION 5. Releases; Dispositions; Other Agreements.

5.1 Releases.

(a) Prior to the Discharge of Revolving Obligations and subject to Section 3.4, the Revolving ~~Collateral Agent~~Lender shall have the exclusive right to make determinations regarding the release or Disposition of any Revolving Priority Collateral pursuant to the terms of the Revolving Loan Documents or in accordance with the provisions of this Agreement, without any consultation with or consent of, the Notes Collateral Agent or any Notes Claimholder.

(b) If, in connection with the Exercise of Secured Creditor Remedies by the Revolving ~~Collateral Agent~~Lender as provided for in Section 3 irrespective of whether a Notes Default has occurred and is continuing, the Revolving ~~Collateral Agent~~Lender releases any of its Liens on any part of the Revolving Priority Collateral, then the Liens of the Notes Collateral Agent on such Revolving Priority Collateral shall be automatically, unconditionally, and simultaneously released; provided, however, that any proceeds remaining after the Discharge of Revolving Obligations shall be subject to the Liens of the Notes Claimholders. The Notes Collateral Agent, for itself or on behalf of any such Notes Claimholders, promptly shall execute and deliver to the Revolving ~~Collateral Agent~~Lender such termination or amendment statements, releases, and other documents as the Revolving ~~Collateral Agent~~Lender may request to effectively confirm such release, at the cost and expense of the Parent, and without the consent or direction of any other Notes Claimholders.

(c) Prior to the Discharge of Notes Obligations and subject to Section 3.4, the Notes Collateral Agent shall have the exclusive right to make determinations regarding the release or Disposition of any Notes Priority Collateral pursuant to the terms of the Notes Documents or in accordance with the provisions of this Agreement, without any consultation with or consent of the Revolving ~~Collateral Agent~~Lender or any Revolving Claimholder.

(d) If, in connection with the Exercise of Secured Creditor Remedies by the Notes Collateral Agent as provided for in Section 3, irrespective of whether a Revolving Default has occurred and is continuing, the Notes Collateral Agent releases any of its Liens on any part of the Notes Priority Collateral, then the Liens of the Revolving ~~Collateral Agent~~Lender on such Notes Priority Collateral shall be automatically, unconditionally, and simultaneously released; provided, however, that any proceeds remaining after the Discharge of Notes Obligations shall be subject to the Liens of the Revolving Claimholders. The Revolving ~~Collateral Agent~~Lender, for itself or on behalf of any such Revolving Claimholders, promptly shall execute and deliver to the Notes Collateral Agent such termination or amendment statements, releases, and other documents as the Notes Collateral Agent may request to effectively confirm such release, at the cost and expense of the Parent, and without the consent or direction of any other Revolving Claimholders.

(e) If, in connection with any Disposition of any Revolving Priority Collateral permitted under the terms of the Revolving Loan Documents and the Notes Documents, the Revolving ~~Collateral Agent~~Lender, for itself or on behalf of any Revolving Claimholders, releases any of its Liens on the portion of the Revolving Priority Collateral that is the subject of such Disposition, other than (i) in connection with the Discharge of

Revolving Obligations, or (ii) after the occurrence and during the continuance of any Notes Default, then the Liens of the Notes Collateral Agent on such Collateral shall be automatically, unconditionally, and simultaneously released. The Notes Collateral Agent, for itself or on behalf of any such Notes Claimholders, promptly shall execute and deliver to the Revolving ~~Collateral Agent~~Lender such termination or amendment statements, releases, and other documents as the Revolving ~~Collateral Agent~~Lender may request to effectively confirm such release, at the cost and expense of the Parent, and without the consent or direction of any other Notes Claimholders. The Notes Collateral Agent hereby appoints the Revolving ~~Collateral Agent~~Lender and any officer or duly authorized person of the Revolving ~~Collateral Agent~~Lender, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Notes Collateral Agent and in the name of the Notes Collateral Agent or in the Revolving ~~Collateral Agent’s~~Lender’s own name, from time to time, in the Revolving ~~Collateral Agent’s~~Lender’s sole discretion, for the purposes of carrying out the terms of Sections 5.1(b) and (e), to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of Sections 5.1(b) and (e), including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

(f) If, in connection with any Disposition of any Notes Priority Collateral permitted under the terms of the Notes Documents and the Revolving Loan Documents, the Notes Collateral Agent, for itself or on behalf of any Notes Claimholders, releases any of its Liens on the portion of the Notes Priority Collateral that is the subject of such Disposition, other than (i) in connection with the Discharge of Notes Obligations, or (ii) after the occurrence and during the continuance of any Revolving Default, then the Liens of the Revolving ~~Collateral Agent~~Lender on such Collateral shall be automatically, unconditionally, and simultaneously released. The Revolving ~~Collateral Agent~~Lender, for itself or on behalf of any such Revolving Claimholders, promptly shall execute and deliver to the Notes Collateral Agent such termination or amendment statements, releases, and other documents as the Notes Collateral Agent may request to effectively confirm such release, at the cost and expense of the Parent, and without the consent or direction of any other Revolving Claimholders. The Revolving ~~Collateral Agent~~Lender hereby appoints the Notes Collateral Agent and any officer or duly authorized person of the Notes Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Revolving ~~Collateral Agent~~Lender and in the name of the Revolving ~~Collateral Agent~~Lender or in the Notes Collateral Agent’s own name, from time to time, in the Notes Collateral Agent’s sole discretion, for the purposes of carrying out the terms of Sections 5.1(d) and (f), to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of Sections 5.1(d) and (f), including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

(g) In the event of any private or public Disposition of (i) all or any material portion of the Revolving Priority Collateral by one or more Grantors with the consent of the Revolving ~~Collateral Agent~~Lender after the occurrence and during the continuance of a Revolving Default (and prior to the Discharge of Revolving Obligations) or (ii) all or any material portion of the Notes Priority Collateral by one or more Grantors with the consent of the Notes Collateral Agent after the occurrence and during the continuance of a Notes Default (and prior to the Discharge of Notes Obligations), which Disposition is conducted by such Grantors with the consent of the Revolving ~~Collateral Agent~~Lender in the case of the former, or the Notes Collateral Agent in the case of the latter, in connection with good faith efforts by the Revolving ~~Collateral Agent~~Lender or the Notes Collateral Agent, as the case may be, to collect the Revolving Obligations through the Disposition of Revolving Priority Collateral or the Notes Obligations through the Disposition of Notes Priority Collateral (in either case, any such Disposition, a “Default Disposition”), then the Liens of the Notes Collateral Agent, if any, on such Revolving Priority Collateral and the Liens of the Revolving ~~Collateral Agent~~Lender, if any, on such Notes Priority Collateral shall be automatically, unconditionally, and simultaneously released; provided that with respect to Collateral that is subject to Article 9 of the UCC, the Grantors consummating such Default Disposition have (i) provided the applicable party with the prior written notice that would have been required if the Default Disposition were a Disposition of collateral by a secured creditor under Article 9 of the UCC, and (ii) conducted such Default Disposition in a commercially reasonable manner as if such Default Disposition were a Disposition of collateral by a secured creditor in accordance with Article 9 of the UCC; provided, further, that any proceeds of such Default Disposition are applied pursuant to Section 4.1.

5.2 Insurance.

(a) Unless and until the Discharge of Revolving Obligations has occurred: (i) the Revolving ~~Collateral Agent~~Lender and the Revolving Claimholders shall have the sole and exclusive right, subject to the rights of Grantors under the Revolving Loan Documents, to adjust and settle any claim under any insurance policy covering the Revolving Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Revolving Priority Collateral; and (ii) all proceeds of any such insurance policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of Revolving Priority Collateral, shall be paid, subject to the rights of Grantors under the Revolving Loan Documents, first, to the Revolving Claimholders, until the Discharge of Revolving Obligations, second, to the Notes Claimholders, until the Discharge of Notes Obligations, and third, to the owner of the subject property, such other person as may be entitled thereto, or as a court of competent jurisdiction may otherwise direct.

(b) Unless and until the Discharge of Notes Obligations has occurred: (i) the Notes Collateral Agent and the Notes Claimholders shall have the sole and exclusive right, subject to the rights of Grantors under the Notes Documents, to adjust and settle any claim under any insurance policy covering the Notes Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Notes Priority Collateral; and (ii) all proceeds of any such insurance policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of Notes Priority Collateral, shall be paid, subject to the rights of Grantors under the Notes Documents, first, to Notes Claimholders, until the Discharge of Notes Obligations, second, to the Revolving Claimholders, until the Discharge of Revolving Obligations, and third, to the owner of the subject property, such other person as may be entitled thereto, or as a court of competent jurisdiction may otherwise direct.

Notwithstanding anything contained in this Agreement to the contrary, in the event that any proceeds are derived from any insurance policy that covers both Revolving Priority Collateral and Notes Priority Collateral where the allocation of proceeds is not stipulated between Revolving Priority Collateral and Notes Priority Collateral, then, subject to the rights of the Grantors under the Notes Documents and the Revolving Loan Documents, the Revolving ~~Collateral Agent~~Lender and the Notes Collateral Agent shall use commercially reasonable efforts in good faith to allocate the proceeds of such insurance to the Revolving Priority Collateral and the Notes Priority Collateral. If the Revolving ~~Collateral Agent~~Lender and the Notes Collateral Agent are unable to agree on such allocation within five (5) Business Days (or such other period of time as the Revolving ~~Collateral Agent~~Lender and the Notes Collateral Agent agree) of the receipt of the insurance proceeds, the portion of such proceeds that shall be allocated as proceeds of Revolving Priority Collateral in accordance with the last sentence of Section 3.5(c).

5.3 Amendments; Refinancings.

(a) The Revolving Loan Documents may be amended, supplemented, or otherwise modified in accordance with their terms and the Revolving Obligations may be Refinanced, in each case without notice to, or the consent of, the Notes Collateral Agent or the Notes Claimholders, all without affecting the lien subordination or other provisions of this Agreement; provided, however, that, in the case of a Refinancing secured by the Collateral, the holders of such Refinancing debt bind themselves (in a writing addressed to the Notes Collateral Agent for the benefit of itself and the Notes Claimholders) to the terms of this Agreement; provided, further, that any such amendment, supplement, modification, or Refinancing shall not result in a Notes Default or a Revolving Default; provided, further, that, if such Refinancing debt is secured by a Lien on any Collateral the holders of such Refinancing debt shall be deemed bound by the terms hereof regardless of whether or not such writing is provided. For the avoidance of doubt, the sale or other transfer of Indebtedness is not restricted by this Agreement but the provisions of this Agreement shall be binding on all holders of Revolving Obligations and Notes Obligations.

(b) The Notes Documents may be amended, supplemented, or otherwise modified in accordance with their terms and the Notes Obligations may be Refinanced, in each case without notice to, or the consent of, the Revolving ~~Collateral Agent~~Lender or the Revolving Claimholders, all without affecting the lien subordination or other provisions of this Agreement; provided, however, that, in the case of a Refinancing secured by the Collateral, the holders of such Refinancing debt (or their agent or trustee on their behalf) bind themselves (in a writing addressed to the Revolving ~~Collateral Agent~~Lender for the benefit of itself and the Revolving Claimholders) to the terms of this Agreement; provided further, however, that any such amendment, supplement, modification, or Refinancing shall not result in a Revolving Default or Notes Default; provided, further, however, that, if such Refinancing debt is secured by a Lien on any Collateral the holders of such Refinancing debt shall be deemed bound by the terms hereof regardless of whether or not such writing is provided. For the avoidance of doubt, the sale or other transfer of Indebtedness is not restricted by this Agreement but the provisions of this Agreement shall be binding on all holders of Revolving Obligations and Notes Obligations.

(c) So long as each of the Discharge of Revolving Obligations and the Discharge of Notes Obligations has not occurred, the Revolving Borrowers and the Issuer agree that each Notes Collateral Document and Revolving Collateral Document constituting a security agreement, pledge agreement or mortgage securing the Notes Obligations shall include the following language (or similar language acceptable to the Revolving ~~Collateral Agent~~Lender or Notes Collateral Agent, as applicable): “Notwithstanding anything herein to the contrary, the liens and security interests granted to the [Notes Collateral Agent/Revolving ~~Collateral Agent~~Lender], pursuant to this Agreement and the exercise of any right or remedy by the [Notes Collateral Agent/Revolving ~~Collateral Agent~~Lender] hereunder, are subject to the provisions of the Intercreditor Agreement dated as of May 19, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), between ~~Wells Fargo Bank, National Association~~Siena Lending Group LLC, as the Revolving ~~Collateral Agent~~Lender, and U.S. Bank National Association, as the Notes Collateral Agent. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, as between the Revolving Claimholders and the Notes Claimholders, the terms of the Intercreditor Agreement shall govern and control.”

(d) So long as no Notes Default has occurred and is continuing, in the event the Revolving ~~Collateral Agent~~Lender enters into any amendment, waiver or consent in respect of any of the Revolving Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provision of any Revolving Collateral Document, in each case solely with respect to (x) any notice, delivery, maintenance, use or replacement obligation in respect of, (y) any obligation to provide control over and/or (z) the location of or general administration of, any Revolving Priority Collateral, then such amendment, waiver or consent shall apply automatically (subject to any existing cushion or setback in such comparable Note Collateral Document provision and subject to the terms of Section 2.3 hereof) to any comparable provision (if any) of any of the Notes Collateral Documents without the consent of or action by any Notes Claimholder (with all such amendments, waivers and modifications subject to the terms hereof); provided that (i) no such amendment, waiver or consent shall have the effect of (A) removing assets subject to the Lien of any Notes Collateral Document, except to the extent that a release of such Lien is permitted by Section 5.1, and provided that, there is a corresponding release of the Lien securing the Revolving Obligations, (B) imposing duties on the Notes Collateral Agent without its consent or the Notes Claimholders without their consent (C) permitting other Liens on the Collateral not permitted under the terms of the Notes Collateral Documents, (ii) any such amendment, waiver or consent that materially and adversely affects the rights of the Notes Claimholders and does not affect the Revolving Claimholders in a like or similar manner shall not apply to the Notes Collateral Documents without the consent of the Notes Collateral Agent acting at the direction of Notes Claimholders pursuant to the Notes Documents, (iii) notice of such amendment, waiver or consent shall be given to the Notes Collateral Agent no later than 10 days after its effectiveness, provided that the failure to give such notice shall not affect the effectiveness and validity thereof and (iv) such amendment, waiver or modification to the applicable Notes Collateral Documents shall be approved by the Parent in writing.

5.4 Bailee for Perfection.

(a) The Revolving ~~Collateral Agent~~Lender and the Notes Collateral Agent each agree to hold or control that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC or other applicable law (such Collateral, the “Pledged Collateral”), as gratuitous bailee and as a non-fiduciary agent for the benefit of and on behalf of the Notes Collateral Agent or the Revolving ~~Collateral Agent~~Lender, as applicable (such bailment and agency being intended, among other things, to satisfy the requirements of Sections 8-106, 8-301(a)(2), 9-313(c), 9-104, 9-105, 9-106, and 9-107 of the UCC), solely for the purpose of perfecting the security interest granted under the Notes Documents or the Revolving Loan Documents, as applicable, subject to the terms and conditions of this Section 5.4. The Notes Collateral Agent and the Notes Claimholders hereby appoint the Revolving ~~Collateral Agent~~Lender as their gratuitous bailee for the purposes of perfecting their security interest in all Pledged Collateral in which the Revolving ~~Collateral Agent~~Lender has a perfected security interest under the UCC. The Revolving ~~Collateral Agent~~Lender and the Revolving Claimholders hereby appoint the Notes Collateral Agent as their gratuitous bailee for the purposes of perfecting their security interest in all Pledged Collateral in which the Notes Collateral Agent has a perfected security interest under the UCC. Each of the Revolving ~~Collateral Agent~~Lender and the Notes Collateral Agent hereby accepts such appointments pursuant to this Section 5.4(a) and acknowledges and agrees that it shall act for the benefit of and on behalf of the other Claimholders with respect to any Pledged Collateral and that any Proceeds received by the Revolving ~~Collateral Agent~~Lender or the Notes Collateral Agent, as the case may be, under any Pledged Collateral shall be applied in accordance with Section 4. Unless and until the Discharge of the Revolving Obligations occurs, the Notes Collateral Agent agrees to promptly notify the Revolving ~~Collateral Agent~~Lender of any Pledged Collateral constituting Revolving Priority Collateral held by it or known by it to be held by any other Notes Claimholders, and, immediately upon the request of the Revolving ~~Collateral Agent~~Lender at any time prior to the Discharge of the Revolving Obligations, the Notes Collateral Agent agrees to deliver to the Revolving ~~Collateral Agent~~Lender any such Pledged Collateral constituting Revolving Priority Collateral held by it or by any Notes Claimholders, together with any necessary endorsements (or otherwise allow the Revolving ~~Collateral Agent~~Lender to obtain control of such Pledged Collateral). Unless and until the Discharge of the Notes Obligations occurs, the Revolving ~~Collateral Agent~~Lender agrees to promptly notify the Notes Collateral Agent of any Pledged Collateral constituting Notes Priority Collateral held by it or known by it to be held by any other Revolving Claimholders, and, immediately upon the request of the Notes

Collateral Agent at any time prior to the Discharge of the Notes Obligations, the Revolving ~~Collateral Agent~~Lender agrees to deliver to the Notes Collateral Agent any such Pledged Collateral constituting Notes Priority Collateral held by it or by any Revolving Claimholders, together with any necessary endorsements (or otherwise allow the Notes Collateral Agent to obtain control of such Pledged Collateral). Until the Discharge of Revolving Obligations, the Revolving ~~Collateral Agent~~Lender will Control (as defined in Sections 8-106, 9-104 and 9-106 of the UCC, as applicable) any Collateral constituting deposit accounts, securities accounts or commodity accounts and controlled by the Revolving ~~Collateral Agent~~Lender as gratuitous bailee and as a non-fiduciary agent for the benefit of and on behalf of the Notes Collateral Agent as secured party solely for the purpose of perfecting the security interest granted under the Notes Documents and subject to the terms and conditions of this Section 5.4; provided, that upon the Discharge of Revolving Obligations, the Revolving ~~Collateral Agent~~Lender shall cooperate to have any control agreements with respect to such Collateral assigned to the Notes Collateral Agent and continue to hold such Collateral pursuant to this clause until the earlier of the date (i) on which the Notes Collateral Agent has obtained control thereof for the purpose of perfecting its security interest, and (ii) which is sixty (60) days (or such longer period agreed to by the Revolving ~~Collateral Agent~~Lender in its sole discretion) after the Discharge of Revolving Obligations.

(b) The Revolving ~~Collateral Agent~~Lender shall have no obligation whatsoever to the Notes Collateral Agent or any Notes Claimholder to ensure that the Pledged Collateral is genuine or owned by any of Grantors or to preserve rights or benefits of any person except as expressly set forth in this Section 5.4. The Notes Collateral Agent shall have no obligation whatsoever to the Revolving ~~Collateral Agent~~Lender or any Revolving Claimholder to ensure that the Pledged Collateral is genuine or owned by any of Grantors or to preserve rights or benefits of any person except as expressly set forth in this Section 5.4. The duties or responsibilities of the Revolving ~~Collateral Agent~~Lender under this Section 5.4 shall be limited solely to holding or controlling the Pledged Collateral as bailee and agent in accordance with this Section 5.4 and delivering the Pledged Collateral upon a Discharge of Revolving Obligations as provided in paragraph (d) of this Section 5.4. The duties or responsibilities of the Notes Collateral Agent under this Section 5.4 shall be limited solely to holding or controlling the Pledged Collateral as bailee and agent in accordance with this Section 5.4 and delivering the Pledged Collateral upon a Discharge of Notes Obligations as provided in paragraph (e) of this Section 5.4.

(c) The Revolving ~~Collateral Agent~~Lender acting pursuant to this Section 5.4 shall not have by reason of the Revolving Collateral Documents, the Notes Collateral Documents, or this Agreement a fiduciary relationship in respect of the Notes Collateral Agent or any Notes Claimholder. The Notes Collateral Agent acting pursuant to this Section 5.4 shall not have by reason of the Revolving Collateral Documents, the Notes Collateral Documents, or this Agreement a fiduciary relationship in respect of the Revolving ~~Collateral Agent~~Lender or any Revolving Claimholder.

(d) Upon the Discharge of Revolving Obligations, the Revolving ~~Collateral Agent~~Lender shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements to the Notes Collateral Agent to the extent Notes Obligations remain outstanding as confirmed in writing by the Notes Collateral Agent. At such time, the Revolving ~~Collateral Agent~~Lender further agrees to take all other action reasonably requested by the Notes Collateral Agent at the expense of the Parent to enable the Notes Collateral Agent to obtain a first priority security interest in the Collateral to the extent required by the Notes Collateral Documents. To the extent no Notes Obligations that are secured by such Pledged Collateral remain outstanding as confirmed in writing by the Notes Collateral Agent (so as to allow such person to obtain possession or control of such Pledged Collateral), the Revolving ~~Collateral Agent~~Lender shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements to the Parent.

(e) Upon the Discharge of Notes Obligations, the Notes Collateral Agent shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements to the Revolving ~~Collateral Agent~~Lender to the extent Revolving Obligations remain outstanding as confirmed in writing by the Revolving ~~Collateral Agent~~Lender. At such time, the Notes Collateral Agent further agrees to take all other action reasonably requested by the Revolving ~~Collateral Agent~~Lender at the expense of the Parent to enable the Revolving ~~Collateral Agent~~Lender to obtain a first priority security interest in the Collateral to the extent required by the Revolving Collateral Documents. To the extent no Revolving Obligations that are secured by such Pledged Collateral remain outstanding as confirmed in writing by the Revolving ~~Collateral Agent~~Lender (so as to allow such person to obtain possession or control of such Pledged Collateral), the Notes Collateral Agent shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements to the Parent.

5.5 When Discharge of Obligations Deemed to Not Have Occurred.

(a) If the Revolving Borrowers enter into any Refinancing of the Revolving Obligations that is intended to be secured by the Revolving Priority Collateral on a first-priority basis, then a Discharge of Revolving Obligations shall be deemed not to have occurred for all purposes of this Agreement, and the obligations under such Refinancing of such Revolving Obligations shall be treated as Revolving Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and Revolving ~~Collateral Agent~~Lender or lender under the Revolving Loan Documents effecting such Refinancing shall be the Revolving ~~Collateral Agent~~Lender for all purposes of this Agreement. The Revolving ~~Collateral Agent~~Lender or lender under such Revolving Loan Documents shall agree (in a writing addressed to the Notes Collateral Agent) to be bound by the terms of this Agreement.

(b) If the Issuer enters into any Refinancing of the Notes Obligations that is intended to be secured by the Notes Priority Collateral on a first-priority basis, then a Discharge of Notes Obligations shall be deemed not to have occurred for all purposes of this Agreement, and the obligations under such Refinancing of such Notes Obligations shall be treated as Notes Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the lender or group of lenders or any of their designees under the Notes Documents effecting such Refinancing shall succeed to the rights of the Notes Collateral Agent under this Agreement. The lender or group of lenders or any of their designees under such Notes Documents shall agree (in a writing addressed to the Notes Collateral Agent) to be bound by the terms of this Agreement.

5.6 Injunctive Relief. Should any Claimholder in any way take, attempt to, or threaten to take any action contrary to terms of this Agreement with respect to the Collateral, or fail to take any action required by this Agreement, the Notes Collateral Agent, the Revolving ~~Collateral Agent~~Lender or any other Claimholder, as the case may be, may obtain relief against such Claimholder by injunction, specific performance, or other appropriate equitable relief, it being understood and agreed by each of the Notes Collateral Agent, the Revolving ~~Collateral Agent~~Lender and each Claimholder that (a) non-breaching Claimholders’ damages from such actions may at that time be difficult to ascertain and may be irreparable, and (b) each Claimholder waives any defense that such Grantor and/or other Claimholders can demonstrate damage and/or be made whole by the awarding of damages. The Revolving ~~Collateral Agent~~Lender, the Notes Collateral Agent and each Claimholder hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Revolving ~~Collateral Agent or~~Lender or Revolving Claimholders or the Notes Collateral Agent or Notes Claimholders, as the case may be.

SECTION 6. Insolvency Proceedings.

6.1 Enforceability and Continuing Priority. This Agreement shall be applicable both before and after the commencement of any Insolvency Proceeding and all converted or succeeding cases in respect thereof. The relative rights of Claimholders in or to any distributions from or in respect of any Collateral or Proceeds of Collateral shall continue after the commencement of any Insolvency Proceeding. Accordingly, the provisions of this Agreement (including, without limitation, Section 2.1 hereof) are intended to be and shall be enforceable as a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code.

6.2 Financing.

(a) Until the Discharge of Revolving Obligations, if any Grantor shall be subject to any Insolvency Proceeding and the Revolving ~~Collateral Agent~~Lender consents to the use of cash collateral (as such term is defined in Section 363(a) of the Bankruptcy Code; herein, “Cash Collateral”) constituting Revolving Priority Collateral, and/or to permit any Grantor to obtain financing provided by any one or more Revolving Claimholders under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law secured by a Lien on such Revolving Priority Collateral that is (i) senior or pari passu with the Liens on the Revolving Priority Collateral securing the ~~Notes~~Revolving Obligations and (ii) junior to the Liens (including in respect of any Exercise of Secured Creditor Remedies regarding such Liens) on the Notes Priority Collateral securing the Notes Obligations (such financing, a “DIP Financing”), and if the Grantors desire to obtain authorization from the Bankruptcy Court to use such Cash Collateral and/or to obtain such DIP Financing, then the Notes Collateral Agent agrees that it will be deemed to have consented, will raise no objection to, nor support any other Person objecting to, the use of such Cash Collateral and/or to such DIP Financing (including, except as set forth in clause (c) below, any objection based on an assertion that the Notes Claimholders are entitled to adequate protection of their interest in the Collateral as a condition thereto), and the Notes Collateral Agent will subordinate its Liens in the Revolving Priority Collateral to the Liens granted in connection with the use of Cash Collateral and/or securing such DIP Financing (and all obligations relating thereto, including any “carve-out” in favor of fees and expenses of professionals retained by any debtor or statutory committee as agreed to by the Revolving ~~Collateral Agent and the Revolving Lenders~~Lender with respect to Revolving Priority Collateral), to the extent any Liens securing the Revolving Obligations are discharged, subordinated to, or made pari passu with any new Liens securing such DIP Financing and to any replacement Liens granted as adequate protection of the interests of the Revolving Claimholders in the Collateral (“Revolving Lender Adequate Protection Lien”), in each case to the extent consistent with the other provisions of this Agreement; provided that (a) the Notes Collateral Agent retains its Lien on the Collateral to secure the Notes Obligations and, as to the Notes Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the Insolvency Proceeding and any Lien on the Notes Priority Collateral granted in connection with such use of Cash Collateral and/or securing such DIP Financing and any Revolving Lender Adequate Protection Lien on the Notes Priority Collateral (and all obligations relating thereto, including any “carve-out” in favor of fees and expenses of professionals retained by any debtor or statutory committee as agreed to by the Revolving ~~Collateral Agent and the Revolving Lenders~~Lender with respect to Revolving Priority Collateral) is junior and subordinate to the Lien of the Notes Collateral Agent on the Notes Priority Collateral, (b) all Liens on Revolving Priority Collateral granted in connection with such use of Cash Collateral and/or securing any such DIP Financing shall be senior to or on a parity with the Liens of the Revolving ~~Collateral Agent~~Lender and the Revolving Claimholders securing the Revolving Obligations on Revolving Priority Collateral, (c) to the extent that the Revolving ~~Collateral Agent~~Lender is granted a Revolving Lender Adequate Protection Lien on Collateral arising after the commencement of the Insolvency Proceeding or additional claims, the Notes Collateral Agent or the Notes Claimholders are permitted to request such a Lien on such additional Collateral with the relative priority set forth in Section 2.1 (and neither the Revolving ~~Collateral Agent~~Lender nor any Revolving Claimholder shall oppose any motion by any Notes Claimholder with respect to the granting of such a Lien), and (d) the terms of such DIP Financing or Cash Collateral order do not either require such Notes Claimholders to extend additional credit pursuant to such DIP Financing or authorize the use of Cash Collateral consisting of Notes Priority Collateral. If the Revolving Claimholders offer to provide DIP Financing that meets the requirements set forth in clauses (a) through (d) above in this paragraph, and if the Grantors desire to obtain authorization from the Bankruptcy Court to obtain such DIP Financing, then the Notes Collateral Agent agrees, on behalf of itself and the other Notes Claimholders, that no Notes Claimholder shall, directly or indirectly, provide, offer to provide, or support (i) any financing competing with the DIP Financing or (ii) any Term/Notes DIP Financing (as defined below). The foregoing provisions of this Section 6.2(a) shall not prevent the Notes Collateral Agent from objecting to any provision in any Cash Collateral or DIP Financing order or documentation relating to any provision or content of a plan of reorganization to the extent such objections are not otherwise inconsistent with the terms of this Agreement. The Revolving ~~Collateral Agent~~Lender, on behalf of itself and the Revolving Claimholders, agrees that no such Person shall provide to such Grantor consent to use Cash Collateral and/or enter into any DIP Financing to the extent that the Revolving ~~Collateral Agent~~Lender or any Revolving Claimholder would, in connection with such financing, be granted a Lien on the Notes Priority Collateral senior to or pari passu with any Liens of the Notes Collateral Agent.

(b) Until the Discharge of Notes Obligations, subject to Section 6.2(a), if any Grantor shall be subject to any Insolvency Proceeding and the Notes Collateral Agent consents to the use of Cash Collateral constituting Notes Priority Collateral and/or to permit any Grantor to obtain financing provided by any one or more Notes Claimholders under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law secured by a Lien on Notes Priority Collateral that is (i) senior or pari passu with the Liens on the Notes Priority Collateral securing the Notes Obligations and (ii) junior to the Liens (including in respect of any Exercise of Secured Creditor Remedies regarding such Liens) on the Revolving Priority Collateral securing the Revolving Obligations (such financing, a “Term/Notes DIP Financing”), and if the Grantors desire to obtain authorization from the Bankruptcy Court to use such Cash Collateral and/or to obtain such Term/Notes DIP Financing, then the Revolving ~~Collateral Agent~~Lender agrees that it will be deemed to have consented, will raise no objection to, nor support any other Person objecting to, the use of such Cash Collateral and/or to such Term/Notes DIP Financing (including, except as set forth in clause (c) below, any objection based on an assertion that the Revolving Claimholders are entitled to adequate protection of their interest in the Collateral as a condition thereto) and, the Revolving ~~Collateral Agent~~Lender will subordinate its Liens in the Notes Priority Collateral to the Liens granted in connection with such use of Cash Collateral and/or securing such Term/Notes DIP Financing (and all obligations relating thereto, including any “carve-out” in favor of fees and expenses of professionals retained by any debtor or statutory committee as agreed to by the Notes Collateral Agent and the Note ~~Holders~~Claimholder with respect to Notes Priority Collateral) to the extent any Liens securing the Notes Obligations are discharged, subordinated to, or made pari passu with any new Liens securing such Term/Notes DIP Financing and to any replacement Liens granted as adequate protection of the interests of the Revolving Claimholders in the Collateral (“Notes Adequate Protection Lien”), in each case to the extent consistent with the other provisions of this Agreement; provided that (a) the Revolving ~~Collateral Agent~~Lender retains its Lien on the Collateral to secure the Revolving Obligations and, as to the Revolving Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the Insolvency Proceeding and any Lien on the Revolving Priority Collateral granted in connection with such use of Cash Collateral or securing such DIP Financing and any ~~Term~~Notes Adequate Protection Lien on the Revolving Priority Collateral (and all obligations relating thereto, including any “carve-out” in favor of fees and expenses of professionals retained by any debtor or statutory committee as agreed to by the Notes Collateral Agent and the holders of the Notes with respect to Notes Priority Collateral) is junior and subordinate to the Lien of the Revolving ~~Collateral Agent~~Lender on the Revolving Priority Collateral, (b) all Liens on Notes Priority Collateral granted in connection with such use of Cash Collateral and/or securing any such Term/Notes DIP Financing shall be senior to or on a parity with the Liens of the Notes Collateral Agent and the Notes Claimholders securing the Notes Obligations on

Notes Priority Collateral, (c) to the extent that the Notes Collateral Agent is granted a Notes Adequate Protection Lien on Collateral arising after the commencement of the Insolvency Proceeding or additional claims, the Revolving ~~Collateral Agent~~Lender or the Revolving Claimholders are permitted to request such a Lien on such additional Collateral with the relative priority set forth in Section 2.1 (and neither the Notes Collateral Agent nor the Notes Claimholders shall oppose any motion by any Revolving Claim-holder with respect to the granting of such a Lien), and (d) the terms of such Term/Notes DIP Financing and/or Cash Collateral order do not either require such Revolving Claimholders to extend additional credit pursuant to such Term/Notes DIP Financing or authorize the use of Cash Collateral consisting of Revolving Priority Collateral. If the Notes Claimholders offer to provide Term/Notes DIP Financing that meets the requirements set forth in clauses (a) through (d) above in this paragraph, and if the Grantors desire to obtain authorization from the Bankruptcy Court to obtain such Term/Notes DIP Financing, the Revolving ~~Collateral Agent~~Lender agrees, on behalf of itself and the other Revolving Claimholders, subject to Section 6.2(a), that no Revolving Claimholder shall, directly or indirectly, provide, offer to provide, or support any financing competing with the Term/Notes DIP Financing to be secured by a priming lien on the Notes Priority Collateral. The foregoing provisions of this Section 6.2(b) shall not prevent the Revolving ~~Collateral Agent~~Lender from objecting to any provision in any Cash Collateral or Term/Notes DIP Financing order or documentation relating to any provision or content of a plan of reorganization to the extent such objections are not otherwise inconsistent with the terms of this Agreement. The Notes Collateral Agent, on behalf of itself and the Notes Claimholders, agrees that no such Person shall provide to such Grantor consent to use Cash Collateral or enter into any DIP Financing to the extent that the Notes Collateral Agent or any Note Claimholder would, in connection with such financing, be granted a Lien on the Revolving Priority Collateral senior to or pari passu with any Liens of the Revolving ~~Collateral Agent~~Lender.

(c) All Liens granted to the Revolving ~~Collateral Agent~~Lender or the Notes Collateral Agent in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended by the parties to be and shall be deemed to be subject to the Lien priorities in Section 2.1 and the other terms and conditions of this Agreement.

6.3 Sales.

(a) Subject to Section ~~3.4~~3.5, neither the Notes Collateral Agent nor any other Notes Claimholder shall, in any Insolvency Proceeding or otherwise, oppose any sale or Disposition of any Revolving Priority Collateral that is supported by the Revolving ~~Collateral Agent~~Lender, and the Notes Collateral Agent and each other Notes Claimholder will be deemed to have irrevocably, absolutely, and unconditionally consented under Section 363, 365, 1129 or 1141 of the Bankruptcy Code, or any comparable provisions of any Bankruptcy Law, to any sale or other Disposition of any Revolving Priority Collateral supported by the Revolving ~~Collateral Agent~~Lender and to have released their Liens and interests (which term shall have the broadest possible meaning for purposes of Section 363(f) of the Bankruptcy Code) on such assets, and shall be deemed to have consented to any such Disposition (and any motion for bid or other sale procedures related to the Disposition) of any Revolving Priority Collateral under

Section 363(f) of the Bankruptcy Code (or any other similar provision of any Bankruptcy Law) that has been consented to by the Revolving ~~Collateral Agent~~Lender; provided that to the extent the Proceeds of such Collateral are not applied to reduce Revolving Obligations, the Notes Collateral Agent shall retain a Lien on such proceeds in accordance with the terms of (and having the relative priority set forth in) this Agreement.

(b) Subject to Section ~~3.4~~3.5, neither the Revolving ~~Collateral Agent~~Lender nor any other Revolving Claimholder shall, in any Insolvency Proceeding or otherwise, oppose any sale or Disposition of any Notes Priority Collateral that is supported by the Notes Collateral Agent, and the Revolving ~~Collateral Agent~~Lender and each other Revolving Claimholder will be deemed to have irrevocably, absolutely, and unconditionally consented under Section 363, 365, 1129 or 1141 of the Bankruptcy Code, or any comparable provisions of any Bankruptcy Law, to any sale or other Disposition of any Notes Priority Collateral supported by the Notes Collateral Agent and to have released their Liens and interests (which term shall have the broadest possible meaning for purposes of Section 363(f) of the Bankruptcy Code) on such assets, and shall be deemed to have consented to any such Disposition (and any motion for bid or other sale procedures related to the Disposition) of any Notes Priority Collateral under Section 363(f) of the Bankruptcy Code (or any other similar provision of any Bankruptcy Law) that has been consented to by the Notes Collateral Agent; provided that to the extent the proceeds of such Collateral are not applied to reduce Notes Obligations the Revolving ~~Collateral Agent~~Lender shall retain a Lien on such proceeds in accordance with the terms of (and having the relative priority set forth in) this Agreement.

(c) The Notes Claimholders agree that the Revolving Claimholders shall have the right to credit bid under Section 363(k) of the Bankruptcy Code (or any other similar provision of any Bankruptcy Law) with respect to any Disposition of the Revolving Priority Collateral and the Revolving Claimholders agree that the Notes Claimholders shall have the right to credit bid under Section 363(k) of the Bankruptcy Code (or any other similar provision of any Bankruptcy Law) with respect to any Disposition of the Notes Priority Collateral; provided that the Claimholders shall not be deemed to have agreed to any credit bid by other Claimholders in connection with the Disposition of Collateral consisting of both Notes Priority Collateral and Revolving Priority Collateral. Without limiting the generality of the immediately-preceding sentence, the Notes Collateral Agent, for itself and on behalf of the other Notes Claimholders, agrees that, so long as the Discharge of Revolving Obligations has not occurred (or will not occur immediately upon consummation of such Disposition), no Notes Claimholder shall, without the prior written consent of the Revolving ~~Collateral Agent~~Lender, credit bid under Section 363(k) of the Bankruptcy Code with respect to any Disposition of Revolving Priority Collateral or any Disposition consisting of both Notes Priority Collateral and Revolving Priority Collateral. The Revolving Agent, for itself and on behalf of the other Revolving Claimholders, agrees that, so long as the Discharge of Notes Obligations has not occurred (or will not occur immediately upon consummation of such Disposition), no Revolving Claimholder shall, without the prior written consent of the Notes Collateral Agent, credit bid under Section 363(k) of the Bankruptcy Code with respect to any Disposition of the Notes Priority Collateral or any Disposition consisting of both Notes Priority Collateral and Revolving Priority Collateral.

6.4 Relief from the Automatic Stay. Until the Discharge of the Revolving Obligations or the Discharge of the Notes Obligations has occurred, as applicable, each of the Notes Collateral Agent and the Revolving ~~Collateral Agent~~Lender agrees not to seek (or support any other person seeking) relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the other party’s Priority Collateral, without the prior written consent of the other party, unless (x) such other party already has filed a motion (which remains pending) for such relief with respect to its interest in such Collateral and (y) a corresponding motion, in the reasonable judgment of such party, should be filed for the purpose of preserving such party’s ability to receive residual distributions pursuant to Section 4.1, although such party and the Revolving Claimholders or Notes Claimholders, as the case may be, shall otherwise remain subject to the applicable restrictions in Section 3.1 and Section 3.2 following the granting of any such relief from the automatic stay.

6.5 Adequate Protection.

(a) Subject to Section 6.2, the Notes Collateral Agent, on behalf of itself and the Note Claimholders, agrees that none of them shall be entitled to contest and none of them shall contest (or support any other Person contesting) (but instead shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any such right):

(i) subject to Section 6.4, any request by the Revolving ~~Collateral Agent~~Lender or the other Revolving Claimholders for relief from the automatic stay with respect to the Revolving Priority Collateral; or

(ii) any request by the Revolving ~~Collateral Agent~~Lender or the other Revolving Claimholders for adequate protection with respect to the Revolving Priority Collateral (except to the extent any such adequate protection is a payment from Notes Priority Collateral); or

(iii) any objection by the Revolving ~~Collateral Agent~~Lender or the other Revolving Claimholders to any motion, relief, action or proceeding based on the Revolving ~~Collateral Agent~~Lender or the other Revolving Claimholders claiming a lack of adequate protection with respect to the Revolving Priority Collateral.

(b) Subject to Section 6.2, the Revolving ~~Collateral Agent~~Lender, on behalf of itself and the Revolving ~~Claim- holders~~Claimholders, agrees that none of them shall be entitled to contest and none of them shall contest (or support any other Person contesting) (but instead shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any such right):

(i) subject to Section 6.4, any request by the Notes Collateral Agent or the other Note Claimholders for relief from the automatic stay with respect to the Notes Priority Collateral; or

(ii) any request by the Notes Collateral Agent or the Note Claimholders for adequate protection with respect to the Notes Priority Collateral (except to the extent any such adequate protection is a payment from Revolving Priority Collateral); or

(iii) any objection by the Notes Collateral Agent or the Note Claimholders to any motion, relief, action or proceeding based on the Notes Collateral Agent or the Note Claimholders claiming a lack of adequate protection with respect to the Notes Priority Collateral.

(c) Consistent with the foregoing provisions in this Section 6.5, and except as provided in Sections ~~6.1~~6.2 and 6.10, in any Insolvency Proceeding:

(i) no Note Claimholder shall be entitled (and each Note Claimholder shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right):

(1) to seek or otherwise be granted any type of adequate protection with respect to its interests in the Revolving Priority Collateral (except as expressly set forth in Section ~~6.1~~6.2 or as may otherwise be consented to in writing by the Revolving ~~Collateral Agent~~Lender in its sole and absolute discretion); provided, however, subject to Section ~~6.1~~6.2, Note Claimholders may seek and obtain adequate protection in the form of an additional or replacement Lien on Collateral so long as (x) the Revolving Claimholders have been granted adequate protection in the form of an additional or replacement lien on such Collateral, and (y) any such Lien on Revolving Priority Collateral (and on any Collateral granted as adequate protection for the Revolving Claimholders in respect of their interest in such Revolving Priority Collateral) is subordinated to the Liens of the Revolving ~~Collateral Agent~~Lender in such Collateral on the same basis as the other Liens of the Notes Collateral Agent on Revolving Priority Collateral; and

(2) to seek or otherwise be granted any adequate protection payments with respect to its interests in the Collateral from Proceeds of Revolving Priority Collateral (except as may be consented to in writing by the Revolving ~~Collateral Agent~~Lender in its sole and absolute discretion);

(ii) no Revolving Claimholder shall be entitled (and each Revolving Claimholder shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right):

(1) to seek or otherwise be granted any type of adequate protection in respect of Notes Priority Collateral (except as may be consented to in writing by the Notes Collateral Agent in its sole and absolute discretion); provided, however, Revolving Claimholders may seek and obtain adequate protection in the form of an additional or replacement Lien on Collateral so long as (x) the Note Claimholders have been granted adequate protection in the form of an additional or replacement lien on such Collateral, and (y) any such Lien on Notes Priority Collateral (and on any Collateral granted as adequate protection for the Note Claimholders in respect of their interest in such Notes Priority Collateral) is subordinated to the Liens of the Notes Collateral Agent in such Collateral on the same basis as the other Liens of the Revolving ~~Collateral Agent~~Lender on Notes Priority Collateral; and

(2) to seek or otherwise be granted any adequate protection payments with respect to its interests in the Collateral from Proceeds of Notes Priority Collateral (except as may be consented to in writing by the Notes Collateral Agent in its sole and absolute discretion).

(d) With respect to (i) the Revolving Priority Collateral, nothing herein shall limit the rights of the Notes Collateral Agent or the Note Claimholders from seeking adequate protection with respect to their rights in the Notes Priority Collateral in any Insolvency Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise, other than from Proceeds of Revolving Priority Collateral) so long as such request is not otherwise inconsistent with this Agreement and (ii) the Notes Priority Collateral, nothing herein shall limit the rights of the Revolving ~~Collateral Agent~~Lender or the Revolving Claimholders from seeking adequate protection with respect to their rights in the Revolving Priority Collateral in any Insolvency Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise, other than from Proceeds of Notes Priority Collateral) so long as such request is not otherwise inconsistent with this Agreement.

6.6 Section 1111(b) of the Bankruptcy Code. Neither the Notes Collateral Agent nor the Revolving ~~Collateral Agent~~Lender shall object to, oppose, support any objection, or take any other action to impede, the right of any class of Revolving Claimholders or Notes Claimholders, as applicable, or any Claimholder therein to make an election under Section 1111(b)(2) of the Bankruptcy Code. So long as the respective rights and remedies available to the Notes Collateral Agent and the Revolving ~~Collateral Agent~~Lender hereunder are not impaired thereby, each of the Notes Collateral Agent and the Revolving ~~Collateral Agent~~Lender waives any claim it may hereafter have against any Claimholder arising out of the election by such Claimholder of such application of Section 1111(b) (2) of the Bankruptcy Code.

6.7 Avoidance Issues. If any Claimholder is required in any Insolvency Proceeding or otherwise to turn over, disgorge or otherwise pay to the estate of any Grantor any amount paid in respect of Revolving Obligations or Notes Obligations, as the case may be (a “Recovery”), then such Claimholders shall be entitled to a reinstatement of the Revolving Obligations or the Notes Obligations, as applicable, with respect to all such recovered amounts, and all rights, interests, priorities and privileges recognized in this Agreement shall apply with respect to any such Recovery (including that the amount of such Recovery is a Revolving Obligation or Notes Obligation, as applicable, secured by Collateral in accordance with this Agreement). If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto from such date of reinstatement. Notwithstanding anything to the contrary contained herein, if in any Insolvency Proceeding a determination is made that any prior Lien encumbering any Collateral is not enforceable for any reason then the Revolving ~~Collateral Agent or~~Lender or Revolving Claimholders, on the one hand, and the Notes Collateral Agent or Notes Claimholders, on the other hand, having Liens of lower ranking priority as provided in this Agreement agree that any distribution or recovery they may receive with respect to, or allocable to, the value of the assets constituting Collateral subject to an enforceable Lien in favor of any such lower ranking priority Lien holder or any proceeds thereof shall (for so long as the Discharge of Revolving Obligations has not occurred, in the case of assets constituting Revolving Priority Collateral, or the Discharge of Note Loan Obligations has not occurred, in the case of assets constituting Notes Priority Collateral) be segregated and held in trust and forthwith paid over to the Revolving ~~Collateral Agent~~Lender for the benefit of the Revolving Claimholders or to the Notes Collateral Agent for the benefit of the Note Claimholders, as applicable based on whichever holds or is intended to hold the prior Lien as provided in Section 2.1, in the same form as received without recourse, representation or warranty (other than a representation of the applicable Revolving ~~Collateral Agent~~Lender or Notes Collateral Agent (required to so segregate and pay over) that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such distribution or recovery) but with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.

6.8 Post-Petition Interest.

(a) Neither the Notes Collateral Agent nor any Note Claimholder shall oppose or seek to challenge:

(i) any claim by the Revolving ~~Collateral Agent~~Lender or any Revolving Claimholder for allowance in any Insolvency Proceeding of Revolving Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien on the Revolving Priority Collateral securing any Revolving Claimholder’s claim, without regard to the existence of the Lien of the Notes Collateral Agent on behalf of the Note Claimholders on the Collateral;

(ii) the payment of such expenses allowed in accordance with Section 6.8(a)(i); or

(iii) the payment of such interest and fees allowed in accordance with Section 6.8(a)(i) solely from Proceeds of Revolving Priority Collateral;

provided that nothing contained in this Section 6.8(a) prohibits the Notes Collateral Agent on behalf of the Note Claimholders from seeking adequate protection (to the extent it has not already done so under other provisions of this Agreement) with respect to their rights in the Notes Priority Collateral in any Insolvency Proceeding if such Notes Priority Collateral is the source of payment of post-petition expenses payable to the Revolving ~~Collateral Agent~~Lender or any Revolving Claimholder.

(b) Neither the Revolving ~~Collateral Agent~~Lender nor any other Revolving Claimholder shall oppose or seek to challenge:

(i) any claim by the Notes Collateral Agent or any Note Claimholder for allowance in any Insolvency Proceeding of Note Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien on the Notes Priority Collateral securing any Note Claimholder’s claim, without regard to the existence of the Lien of the Revolving ~~Collateral Agent~~Lender on behalf of the Revolving Claimholders on the Collateral;

(ii) the payment of such expenses allowed in accordance with Section 6.8(b)(i); or

(iii) the payment of such interest and fees allowed in accordance with Section 6.8(b)(i) solely from Proceeds of Notes Priority Collateral provided that nothing contained in this Section 6.8(b) prohibits the Revolving ~~Collateral Agent~~Lender on behalf of the Revolving Claimholders from seeking adequate protection (to the extent it has not already done so under other provisions of this Agreement) with respect to their rights in the Revolving Priority Collateral in any Insolvency Proceeding if such Revolving Priority Collateral is the source of payment of post-petition expenses payable to the Notes Collateral Agent or any Note Claimholder.

6.9 Plan of Reorganization. If, in any Insolvency Proceeding involving a Grantor, debt obligations of such Grantor, as reorganized, that are secured by Liens upon any property of such Grantor, are distributed or reinstated (in whole or in part) pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of Revolving Obligations and on account of Notes Obligations, then, to the extent the debt obligations distributed on account of the Revolving Obligations and on account of the Notes Obligations are secured by Liens upon the same property, then either (a) the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations or (b) the parties hereto will amend this Agreement and/or enter into a new agreements as may be necessary to make the provisions of this Agreement applicable to such debt obligations.

6.10 Separate Grants of Security and Separate Classification. The Revolving ~~Collateral Agent~~Lender, on behalf of the Revolving Claimholders, and the Notes Collateral Agent, on behalf of the Notes Claimholders, acknowledge and intend that: the respective grants of Liens pursuant to the Revolving Collateral Documents and the Notes Collateral Documents constitute two separate and distinct grants of Liens, and because of, among other things, their differing rights in the Collateral (i) the Notes Obligations are fundamentally different from the Revolving Obligations and, (ii) the Revolving Obligations are fundamentally different from the Notes Obligations and, in each case, must be separately classified in any plan of reorganization proposed or confirmed (or approved) in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Revolving Claimholders and the Notes Claimholders in respect of the Collateral constitute claims in the same class (rather than at least two separate classes of secured claims with the priorities described in Section 2.1), then the Revolving Claimholders and the Notes Claimholders hereby acknowledge and agree that all distributions shall be made as if there were two separate classes of Revolving Obligations and Notes Obligations (with the effect being that, to the extent that (i) the aggregate value of the Revolving Claimholders’ Revolving Priority

Collateral is sufficient (for this purpose ignoring all claims held by the Notes Claimholders thereon), the Revolving Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees or expenses that is available from their Revolving Priority Collateral, before any distribution is made in respect of the Notes Obligations with respect to such Collateral, with each Notes Claimholder acknowledging and agreeing to turn over to the Revolving ~~Collateral Agent~~Lender with respect to such Collateral amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries of the Notes Obligations and (ii) the aggregate value of the Notes Claimholders’ Notes Priority Collateral is sufficient (for this purpose ignoring all claims held by the Revolving Claimholders thereon), the Notes Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees or expenses that is available from their Notes Priority Collateral, before any distribution is made in respect of the Revolving Obligations with respect to such Collateral, with each Revolving Claimholder acknowledging and agreeing to turn over to the Notes Collateral Agent with respect to such Collateral amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries of the Revolving Obligations).

SECTION 7. Reliance; Waivers; Etc.

7.1 Reliance. Other than any reliance on the terms of this Agreement, the Revolving ~~Collateral Agent~~Lender, on behalf of the Revolving Claimholders, acknowledges that it and such Revolving Claimholders have, independently and without reliance on the Notes Collateral Agent or any Notes Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Revolving Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Revolving Loan Documents or this Agreement. Other than any reliance on the terms of this Agreement, the Notes Collateral Agent acknowledges on behalf of the Notes Claimholders that it and such Notes Claimholders have, independently and without reliance on the Revolving ~~Collateral Agent~~Lender or any Revolving Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Notes Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Notes Documents or this Agreement (it being understood that nothing herein obligates the Notes Collateral Agent or Trustee to make, and the Notes Collateral Agent any Trustee have not made, any credit decisions on behalf of any Notes Claimholders).

7.2 No Warranties or Liability. The Revolving ~~Collateral Agent~~Lender, on behalf of the Revolving Claimholders, acknowledges and agrees that the Notes Collateral Agent has made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability, or enforceability of any of the Notes Documents, the ownership by any Grantor of any Collateral, or the perfection or priority of any Liens thereon. Except as otherwise expressly provided herein, the Notes Collateral Agent and the Notes Claimholders will be entitled to manage and supervise the Notes Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Notes Collateral Agent, on behalf of the Notes Claimholders, acknowledges and agrees that the Revolving ~~Collateral Agent~~Lender and Revolving Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability, or enforceability of any of the Revolving Loan Documents, the ownership of any Collateral, or the perfection or priority of any Liens thereon. Except as otherwise expressly provided herein, the Revolving Claim-holders will be entitled to manage and supervise their respective loans and extensions of credit under the Revolving Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. Except as expressly provided herein, the Notes Collateral Agent and Notes Claimholders shall have no duty to the Revolving ~~Collateral Agent~~Lender or any Revolving Claimholders, and the Revolving ~~Collateral Agent~~Lender and Revolving Claimholders shall have no duty to the Notes Collateral Agent and Notes Claimholders, to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the Revolving Loan Documents and the Notes Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3 No Waiver of Lien Priorities.

(a) No right of Revolving Claimholders, the Revolving ~~Collateral Agent~~Lender or any of them to enforce any provision of this Agreement or any Revolving Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by any Revolving Claimholder or the Revolving ~~Collateral Agent~~Lender, or by any noncompliance by any person with the terms, provisions, and covenants of this Agreement, any of the Revolving Loan Documents or any of the Notes Documents, regardless of any knowledge thereof which the Revolving ~~Collateral Agent~~Lender or Revolving Claimholders, or any of them, may have or be otherwise charged with. No right of Notes Claimholders, the Notes Collateral Agent or any of them to enforce any provision of this Agreement or any Notes Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by any Notes Claimholder or the Notes Collateral Agent, or by any noncompliance by any person with the terms, provisions, and covenants of this Agreement, any of the Notes Documents or any of the Revolving Loan Documents, regardless of any knowledge thereof which the Notes Collateral Agent or Notes Claimholders, or any of them, may have or be otherwise charged with.

(b) Subject to any rights of Grantors under the Revolving Loan Documents and the Notes Documents and subject to the provisions of Section 5.3(a), the Revolving ~~Collateral Agent~~Lender and Revolving Claimholders may, at any time and from time to time in accordance with the Revolving Loan Documents and/or applicable law, without the consent of, or notice to, the Notes Collateral Agent or any Notes Claimholders, without incurring any liabilities to the Notes Collateral Agent or any Notes Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Notes Collateral Agent or Notes Claimholders is affected, impaired, or extinguished thereby) do any one or more of the following without the prior written consent of the Notes Collateral Agent or any Notes Claimholders:

(i) change the manner, place, or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase, or alter, the terms of any of the Revolving Obligations or any Lien on any Collateral or guarantee thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Revolving Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify, or supplement in any manner any Liens held by the Revolving ~~Collateral Agent~~Lender or any Revolving Claimholders, the Revolving Obligations, or any of the Revolving Loan Documents;

(ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Revolving Priority Collateral or any liability of any Grantor to Revolving Claimholders or the Revolving ~~Collateral Agent~~Lender, or any liability incurred directly or indirectly in respect thereof;

(iii) settle or compromise any Revolving Obligation or any other liability of any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Revolving Obligations) in any manner or order that is not consistent with the terms of this Agreement; and

(iv) exercise or delay in or refrain from exercising any right or remedy against any Grantor or any other person, elect any remedy and otherwise deal freely with any Grantor or any Revolving Priority Collateral and any security and any guarantor or any liability of any Grantor to Revolving Claimholders or any liability incurred directly or indirectly in respect thereof.

(c) Except as otherwise provided herein, the Notes Collateral Agent and Notes Claimholders also agree that Revolving Claimholders and the Revolving ~~Collateral Agent~~Lender shall have no liability to the Notes Collateral Agent and Notes Claimholders, and the Notes Collateral Agent and Notes Claimholders hereby waive any claim against any Revolving Claimholder or the Revolving ~~Collateral Agent~~Lender, arising out of any and all actions which Revolving Claimholders or the Revolving ~~Collateral Agent~~Lender may, pursuant to the terms hereof, take, permit or omit to take with respect to:

(i) the Revolving Loan Documents;

(ii) the collection of the Revolving Obligations; or

(iii) the foreclosure upon, or sale, liquidation, or other Disposition of, or the failure to foreclose upon, or sell, liquidate, or otherwise dispose of, any Revolving Priority Collateral. The Notes Collateral Agent and Notes Claimholders agree that Revolving Claimholders and the Revolving ~~Collateral Agent~~Lender have no duty to them in respect of the maintenance or preservation of the Revolving Priority Collateral, the Revolving Obligations, or otherwise.

(d) Subject to any rights of Grantors under the Notes Documents and the Revolving Loan Documents and subject to the provisions of Section 5.3(b), the Notes Collateral Agent may, at any time and from time to time in accordance with the Notes Documents and/or applicable law, without the consent of, or notice to, the Revolving ~~Collateral Agent~~Lender or the Revolving Claimholders, without incurring any liabilities to the Revolving ~~Collateral Agent~~Lender or the Revolving Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Revolving ~~Collateral Agent~~Lender or the Revolving Claimholders is affected, impaired, or extinguished thereby) do any one or more of the following without the prior written consent of the Revolving ~~Collateral Agent~~Lender and Revolving Claimholders:

(i) change the manner, place, or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase, or alter, the terms of any of the Notes Obligations or any Lien on any Collateral or guarantee thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Notes Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify, or supplement in any manner any Liens held by the Notes Collateral Agent or any Notes Claimholders, the Notes Obligations, or any of the Notes Documents;

(ii) subject to Section 3.8, sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Notes Priority Collateral or any liability of any Grantor to Notes Claimholders or the Notes Collateral Agent, or any liability incurred directly or indirectly in respect thereof;

(iii) settle or compromise any Notes Obligation or any other liability of any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Notes Obligations) in any manner or order that is not consistent with this Agreement; and

(iv) exercise or delay in or refrain from exercising any right or remedy against any Grantor or any other person, elect any remedy and otherwise deal freely with any Grantor or any Notes Priority Collateral and any security and any guarantor or any liability of any Grantor to the Notes Collateral Agent or Notes Claimholders or any liability incurred directly or indirectly in respect thereof.

(e) Except as otherwise provided herein, the Revolving Claimholders and the Revolving ~~Collateral Agent~~Lender also agree that the Notes Collateral Agent and the Notes Claimholders shall have no liability to the Revolving Claimholders and the Revolving ~~Collateral Agent~~Lender, and the Revolving Claimholders and the Revolving ~~Collateral Agent~~Lender hereby waive any claim against the Notes Collateral Agent and the Notes Claimholders, arising out of any and all actions which the Notes Collateral Agent and the Notes Claimholders may, pursuant to the terms hereof, take, permit or omit to take with respect to:

(i) the Notes Documents;

(ii) the collection of the Notes Obligations; or

(iii) the foreclosure upon, or sale, liquidation, or other Disposition of, or the failure to foreclose upon, or sell, liquidate, or otherwise dispose of, any Notes Priority Collateral. The Revolving Claimholders and the Revolving ~~Collateral Agent~~Lender agree that the Notes Collateral Agent and the Notes Claimholders have no duty to them in respect of the maintenance or preservation of the Notes Priority Collateral, the Notes Obligations, or otherwise.

(f) Until the Discharge of Revolving Obligations and the Discharge of Notes Obligations, each of the Revolving ~~Collateral Agent~~Lender and the Notes Collateral Agent agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead, or otherwise assert, or otherwise claim the benefit of, any marshaling, appraisal, valuation, or other similar right that may otherwise be available under applicable law with respect to the other party’s Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

7.4 Obligations Unconditional. For so long as this Agreement is in full force and effect, all rights, interests, agreements and obligations of the Revolving ~~Collateral Agent~~Lender and Revolving Claimholders and the Notes Collateral Agent and Notes Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Revolving Loan Documents or any Notes Documents;

(b) except as otherwise expressly restricted in this Agreement, any change in the time, manner, or place of payment of, or in any other terms of, all or any of the Revolving Obligations or Notes Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Revolving Loan Document or any Notes Document;

(c) except as otherwise expressly restricted in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Revolving Obligations or Notes Obligations or any guarantee thereof;

(d) the commencement of any Insolvency Proceeding in respect of any Grantor; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the Revolving ~~Collateral Agent~~Lender, the Revolving Obligations, any Revolving Claimholder, the Notes Collateral Agent, Notes Claimholders, or the Notes Obligations in respect of this Agreement.

SECTION 8. Representations and Warranties.

8.1 Representations and Warranties of Each Party. Each party hereto represents and warrants to the other parties hereto as follows:

(a) Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b) This Agreement has been duly executed and delivered by such party.

8.2 Representations and Warranties of Each Agent. The Revolving ~~Collateral Agent~~Lender and the Notes Collateral Agent each represent and warrant to the other that it has been authorized by any Lender (as defined in the Revolving ~~Lenders~~Credit Agreement) or holders of Notes, as applicable, under the Existing Revolving Credit Agreement or the Existing Indenture, as applicable, to enter into this Agreement.

SECTION 9. Miscellaneous.

9.1 Conflicts. As between the Revolving Claimholders and the Notes Claimholders, in the event of any conflict between the provisions of this Agreement and the provisions of any of the Revolving Loan Documents or any of the Notes Documents, the provisions of this Agreement shall govern and control.

9.2 Effectiveness; Continuing Nature of This Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination (as opposed to debt or claim subordination) and Revolving Claimholders may continue, at any time and without notice to the Notes Collateral Agent or Notes Claimholders, to extend credit and other financial accommodations to or for the benefit of any Grantor constituting Revolving Obligations in reliance hereon. Each of the Revolving ~~Collateral Agent~~Lender and the Notes Collateral Agent hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding. Consistent with, but not in limitation of, the preceding sentence, the Revolving ~~Collateral Agent~~Lender and the Notes Collateral Agent, on behalf of the applicable Claimholders, irrevocably acknowledges that this Agreement constitutes a “subordination agreement” within the meaning of both New York law and Section 510(a) of the Bankruptcy Code. Any provision of this Agreement that is prohibited or unenforceable shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to any Grantor shall include such Grantor as debtor and debtor in possession and any receiver or trustee for such Grantor in any Insolvency Proceeding. This Agreement shall terminate and be of no further force and effect:

(a) with respect to the Revolving ~~Collateral Agent~~Lender, Revolving Claimholders, and the Revolving Obligations, on the date that the Discharge of Revolving Obligations has occurred; and

(b) with respect to the Notes Collateral Agent, Notes Claimholders and the Notes Obligations on the date that the Discharge of Notes Obligations has occurred.

9.3 Amendments; Waivers.

(a) Except as provided in the last sentence of this Section, no amendment, modification, or waiver of any of the provisions of this Agreement shall be effective unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Any amendments, modifications or waivers can be effected by the Revolving ~~Collateral Agent~~Lender, at the direction of the requisite Revolving Claimholders under the Revolving Credit Agreement, and the Notes Collateral Agent, at the direction of the requisite Notes Claimholders under the Existing Indenture. Notwithstanding the foregoing, (i) no Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except (x) so long as no “Event of Default” has occurred and is continuing under either the Revolving Loan Documents or the Notes Documents, with respect to any amendment, modification or waiver of any provision of this Agreement to the extent its rights are directly affected thereby or (y) at all times, amendments, modifications or waivers of Sections 2.3, 3.8(b), 3.8(h), 2.4, 5.1, 5.3, 5.5, 9.3, 9.12 or 9.13, in each case to the extent its rights are directly affected, (ii) ~~any agent for holders of Permitted Additional Pari Passu Lien Obligations, on behalf of itself and such holders, may become a party to this Agreement, without any further action by any other party hereto, upon execution and delivery by such agent of a properly completed joinder agreement which shall be acknowledged by the Issuer, the Notes Collateral Agent and Revolving Collateral Agent~~[reserved] and (iii) any agent for any Additional Revolving Credit Agreement, on behalf of itself and lenders under such Additional Revolving Credit Agreement, any agent for any Replacement Revolving Credit Agreement and lenders under such Replacement Revolving Credit Agreement or any agent or trustee for the holders of any debt resulting from a Refinancing of the Notes Obligations, may become a party to this Agreement, without any further action by any other party hereto, upon execution and delivery by such agent of a properly completed joinder agreement attached hereto as Exhibit A (“Revolving Joinder Agreement”) which shall be acknowledged by the Parent and the Notes Collateral Agent.

(b) It is understood that the Revolving ~~Collateral Agent~~Lender and the Notes Collateral Agent, without the consent of any other Revolving Claimholder or Notes Claimholder, may in their discretion determine that a supplemental agreement (which may take the form of an amendment and restatement of this Agreement) is necessary or appropriate to facilitate having additional indebtedness or other obligations, including any Refinancing of the Revolving Obligations, any Additional Revolving Credit Facility, ~~any Permitted Additional Pari Passu Lien Obligations,~~ or any Refinancing of the Notes

Obligations (“Additional Debt”) of any of the Grantors become Revolving Obligations or Notes Obligations, as the case may be, under this Agreement, which supplemental agreement shall specify whether such Additional Debt constitutes Revolving Credit Obligations or Notes Obligations; provided, that such Additional Debt is permitted to be incurred by the Revolving Loan Documents and the Notes Documents as then in effect, and is permitted by such agreements to be subject to the provisions of this Agreement as Revolving Credit Obligations or Notes Obligations, as applicable.

(c) In the event that the Notes Collateral Agent does not take the actions contemplated by Section 9.3(b) in connection with any permitted Additional Debt within ten (10) Business Days after the delivery of a written request to do so and delivery by the Issuer or Parent of an officers certificate and opinion of counsel, the Revolving ~~Collateral Agent,~~Lender, without the consent of the Notes Collateral Agent, may modify this Agreement (which modification may take the form of an amendment and restatement of this Agreement) for the sole purpose and sole effect of having any Additional Debt become Revolving Credit Obligations under this Agreement, which agreement shall specify that such Additional Debt constitutes Revolving Credit Obligations; provided, that such Additional Debt is permitted to be incurred pursuant to the Notes Documents as then in effect, and is permitted by such agreement (as determined by the Revolving ~~Collateral Agent~~Lender in good faith and certified by an officer of the Parent to the Notes Collateral Agent) to be subject to the provisions of this Agreement as Revolving Credit Obligations.

9.4 Information Concerning Financial Condition of the Revolving Borrowers, the Issuer and Their Subsidiaries. The Revolving ~~Collateral Agent~~Lender and Revolving Claimholders, on the one hand, and the Notes Collateral Agent and Notes Claimholders, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Revolving Borrowers, the Issuer, their Subsidiaries and all endorsers and/or guarantors of the Revolving Obligations or the Notes Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Revolving Obligations or the Notes Obligations; provided that, nothing herein shall obligate the Notes Collateral Agent for keeping itself informed of the financial condition of the Issuer or Notes Guarantors or other circumstances bearing upon non-payment beyond that which may be required by the Existing Indenture. The Revolving ~~Collateral Agent~~Lender and Revolving Claimholders shall have no duty to advise the Notes Collateral Agent and Notes Claimholders of information known to it or them regarding such condition or any such circumstances or otherwise. The Notes Collateral Agent and Notes Claimholders shall have no duty to advise the Revolving ~~Collateral Agent~~Lender or any Revolving Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the Revolving ~~Collateral Agent~~Lender or any Revolving Claimholders, or the Notes Collateral Agent or any Notes Claimholders, in its or their sole discretion, undertake at any time or from time to time to provide any such information to any other party to this Agreement, it or they shall be under no obligation:

(a) to make, and the Revolving ~~Collateral Agent~~Lender and the Revolving Claimholders, or the Notes Collateral Agent and the Notes Claimholders, as the case may be, shall not be required to make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness, or validity of any such information so provided;

(b) to provide any additional information or to provide any such information on any subsequent occasion;

(c) to undertake any investigation; or

(d) to disclose any information, which pursuant to accepted or reasonable commercial practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

9.5 Subrogation. (a) With respect to any payments or distributions in cash, property, or other assets that any Notes Claimholders or the Notes Collateral Agent pays over to the Revolving ~~Collateral Agent~~Lender or Revolving Claimholders under the terms of this Agreement, Notes Claimholders and the Notes Collateral Agent shall be subrogated to the rights of the Revolving ~~Collateral Agent~~Lender and Revolving Claimholders and (b) with respect to any payments or distributions in cash, property, or other assets that any Revolving Claimholders or the Revolving ~~Collateral Agent~~Lender pays over to the Notes Collateral Agent or Notes Claimholders under the terms of this Agreement, Revolving Claimholders and the Revolving ~~Collateral Agent~~Lender shall be subrogated to the rights of the Notes Collateral Agent and Notes Claimholders; provided, however, that the Revolving ~~Collateral Agent~~Lender and the Notes Collateral Agent each hereby agree not to assert or enforce any such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of all Revolving Obligations or Discharge of Notes Obligations, as applicable, has occurred. Any payments or distributions in cash, property or other assets received by the Revolving ~~Collateral Agent~~Lender or the Revolving Claimholders that are paid over to the Notes Collateral Agent or Notes Claimholders pursuant to this Agreement shall not reduce any of the Revolving Obligations. Any payments or distributions in cash, property or other assets received by the Notes Collateral Agent or Notes Claimholders that are paid over to the Revolving ~~Collateral Agent~~Lender or Revolving Claimholders pursuant to this Agreement shall not reduce any of the Notes Obligations. Notwithstanding the foregoing provisions of this Section 9.5, none of the Revolving Claimholders shall have any claim against any of the Notes Claimholders for any impairment of any subrogation rights herein granted to the Notes Claimholders and none of the Notes Claimholders shall have any claim against any of the Revolving Claimholders for any impairment of any subrogation rights herein granted to the Revolving Claimholders.

9.6 GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE. THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH OF THE PARTIES HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES AMONG THE PARTIES HERETO PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR

RELATING TO THIS AGREEMENT. EACH OF THE PARTIES HERETO EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.

9.7 Notices. All notices to the Revolving Claimholders permitted or required under this Agreement shall also be sent to the Revolving ~~Collateral Agent~~Lender. All notices to the Notes Claimholders permitted or required under this Agreement shall also be sent to the Notes Collateral Agent and the Trustee. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service or electronic mail and shall be deemed to have been given and received when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or electronic mail, or 3 Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as is designated by such party on the signature pages hereto. The Parent shall provide written notice to the Revolving ~~Collateral Agent~~Lender of the Discharge of the Notes Obligations and shall provide written notice to the Notes Collateral Agent of the Discharge of Revolving Obligations.

9.8 Further Assurances. The Revolving ~~Collateral Agent~~Lender and the Notes Collateral Agent each agree to take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the Revolving ~~Collateral Agent~~Lender or the Notes Collateral Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement, all at the expense of Grantors to the extent provided in the Revolving Loan Documents or the Notes Documents, as applicable.

9.9 Binding on Successors and Assigns. This Agreement shall be binding upon the Revolving ~~Collateral Agent~~Lender, Revolving Claimholders, the Notes Collateral Agent, Notes Claimholders, and their respective successors and assigns.

9.10 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

9.11 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

9.12 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of and bind each of Revolving Claimholders and Notes

Claimholders. Except as set forth in Section 9.3, no Grantor shall be a third party beneficiary of this Agreement, including any Grantor which may purchase loans under the Revolving Credit Agreement or Notes.

9.13 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Revolving ~~Collateral Agent~~Lender and Revolving Claimholders on the one hand and the Notes Collateral Agent and the Notes Claimholders on the other hand. Except as set forth in Section 9.3, (x) no Grantor nor any other creditor thereof shall have any rights hereunder and (y) no Grantor may rely on the terms hereof. Nothing in this Agreement shall impair, as between Grantors and the Revolving ~~Collateral Agent~~Lender and Revolving Claimholders, or as between Grantors and the Notes Collateral Agent and Notes Claimholders, the obligations of Grantors to pay principal, interest, fees and other amounts as provided in the Revolving Loan Documents and the Notes Documents, respectively.

9.14 Specific Performance. Each of the Revolving ~~Collateral Agent~~Lender and the Notes Collateral Agent may demand specific performance of this Agreement. The Revolving ~~Collateral Agent~~Lender, on behalf of itself and the Revolving Claimholders, and the Notes Collateral Agent, on behalf of itself and the Notes Claimholders, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Revolving ~~Collateral Agent~~Lender or the other Revolving Claimholders or the Notes Collateral Agent or the other Notes Claimholders, as applicable. Without limiting the generality of the foregoing or of the other provisions of this Agreement, in seeking specific performance in any Insolvency Proceeding, the Revolving ~~Collateral Agent~~Lender or the Notes Collateral Agent may seek such or any other relief as if it were the “holder” of the claims of the other agent’s Claimholders under Section 1126(a) of the Bankruptcy Code or otherwise had been granted an irrevocable power of attorney by the other agent’s Claimholders.

9.15 Indenture Protections. In connection with its execution and acting under this Agreement, the Notes Collateral Agent is entitled to all rights, privileges, protections, immunities, benefits and indemnities provided to it under the Existing Indenture, all of which are incorporated by reference herein mutatis mutandis.

9.16 Waiver of Jury Trial.

EACH PARTY HERETO WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH ANY PARTY HERETO IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST ANY PARTY HERETO OR IN WHICH ANY PARTY IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN THE PARTIES HERETO OR ANY OTHER PERSON AND EACH REVOLVING CLAIMHOLDER AND NOTES CLAIMHOLDER LIKEWISE WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY SUCH CASE OR CONTROVERSY.

9.17 Additional Grantors.

The Parent shall cause each Person that becomes a Grantor after the day hereof to execute an acknowledgement of this Agreement substantially in the form attached hereto and deliver it to the Revolving ~~Collateral Agent~~Lender and the Notes Collateral Agent.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

~~WELLS FARGO BANK, NATIONAL ASSOCIATION~~Siena Lending Group LLC, as the Revolving ~~Collateral Agent~~Lender

By:
Name:	Gill Elmore
Title:	Authorized Signatory

By:
Name:	~~WELLS FARGO BANK, NATIONAL ASSOCIATION~~Steven Sanicola
Title:	Authorized Signatory

Name:	SIENA LENDING GROUP LLC
Address:	~~2450 Colorado Avenue Suite 3000 West Santa Monica, CA 90404~~9 W Broad Street, 5th floor, Suite 540 Stamford, Connecticut 06902
~~Facsimile:~~	~~(310) 453-7442~~
Attention:	~~Loan Portfolio Manager~~Steve Sanicola
Email:	ssanicola@sienalending.com

with a copy (which shall not constitute notice) to:

Name:	~~Paul Hastings~~Blank Rome LLP
Address:	~~695 Town Center Drive Seventeenth Floor Costa Mesa, CA 92626~~1271 Avenue of the Americas New York, NY 10020

~~Facsimile:~~	~~(714) 668-6338~~
Attention:	~~Katherine E. Bell~~Lawrence F. Flick II, Esq.
~~Telephone:~~	~~(714) 668-6238~~
E-mail:	~~Katherinebell@paulhastings~~flick@blankrome.com

[SIGNATURE PAGE TO INTERCREDITOR AGREEMENT]

U.S. BANK NATIONAL ASSOCIATION, as the Notes Collateral Agent

By:
Name:	Paula Oswald
Title:	Vice President

Name:	U.S. Bank National Association
Address:	Global Corporate Trust Services 633 West Fifth Street, 24th Floor Los Angeles, CA 90071
Facsimile:	(213) 615-6197
Attention:	P. Oswald (Salem Media)

[SIGNATURE PAGE TO INTERCREDITOR AGREEMENT]

ACKNOWLEDGMENT

Each of the undersigned hereby acknowledges that it has received a copy of the foregoing Intercreditor Agreement and consents thereto, agrees to recognize all rights granted thereby to the Revolving ~~Collateral Agent~~Lender, Revolving Claimholders, the Notes Collateral Agent and Notes Claimholders, and will not do any act or perform any obligation which is not in accordance with the agreements set forth therein. Each of ~~die~~the undersigned further acknowledges and agrees that it is not an intended beneficiary or third party beneficiary under the foregoing Intercreditor Agreement except as set forth in Section 9.3 of the Intercreditor Agreement.

Acknowledged as of the date first written above:

PARENT, ISSUER, AND A REVOLVING BORROWER:	SALEM MEDIA GROUP, INC., A Delaware corporation

By:
	Name:	Evan D. Masyr
	Title:	Chief Financial Officer

REVOLVING BORROWERS AND NOTES GUARANTORS:	AIR HOT, INC.
BISON MEDIA, INC.
~~CARON BROADCASTING, INC.~~
~~COMMON GROUND BROADCASTING, INC.~~
INSPIRATION MEDIA, INC.
NEW INSPIRATION BROADCASTING COMPANY, INC.
NI ACQUISITION CORP.
~~PENNSYLVANIA MEDIA ASSOCIATES, INC.~~
REACH SATELLITE NETWORK, INC.
SALEM CONSUMER PRODUCTS, INC.
SALEM COMMUNICATIONS HOLDING CORPORATION
SALEM MEDIA OF COLORADO, INC.
SALEM MEDIA OF HAWAII, INC.
~~SALEM MEDIA OF KENTUCKY, INC.~~
SALEM MEDIA OF OHIO, INC.
SALEM MEDIA OF OREGON, INC.
SALEM MEDIA OF TEXAS, INC.
~~SALEM MEDIA OF VIRGINIA, INC.~~
~~SALEM MEDIA REPRESENTATIVES, INC.~~
SALEM ~~PUBLISHING~~MEDIA REPRESENTATIVES, INC.
SALEM RADIO NETWORK INCORPORATED
SALEM RADIO PROPERTIES, INC.
SCA LICENSE CORPORATION
~~SOUTH TEXAS BROADCASTING, INC.~~
SRN NEWS NETWORK, INC.
SRN STORE, INC.

[SIGNATURE PAGE TO INTERCREDITOR AGREEMENT]

SALEM NEWS, INC. SALEM MANAGEMENT SERVICES, INC.

By:
Name:	Evan D. Masyr
Title:	Chief Financial Officer

[SIGNATURE PAGE TO INTERCREDITOR AGREEMENT]

REVOLVING BORROWERS	INSPIRATION MEDIA OF TEXAS, LLC
AND NOTES GUARANTORS:	BY:	SCA LICENSE CORPORATION
its Managing Member

SALEM MEDIA OF ILLINOIS, LLC
	BY:	SCA LICENSE CORPORATION
its Managing Member

SALEM MEDIA OF MASSACHUSETTS, LLC
	BY:	SCA LICENSE CORPORATION
its Managing Member

SALEM MEDIA OF NEW YORK, LLC
	BY:	SCA LICENSE CORPORATION
its Managing Member

SALEM RADIO OPERATIONS, LLC
	BY:	SCA LICENSE CORPORATION
its Managing Member

SALEM SATELLITE MEDIA, LLC
	BY:	SCA LICENSE CORPORATION
its Managing Member

SALEM WEB NETWORK, LLC
	BY:	SCA LICENSE CORPORATION
its Managing Member

SCA-PALO ALTO, LLC
	BY:	SCA LICENSE CORPORATION
its Managing Member

By:
	Name:	Evan D. Masyr
	Title:	Chief Financial Officer

EAGLE PRODUCTS, LLC
	BY:	CARON BROADCASTING, INC.,
its Managing Member

By:
	Name:	Evan D. Masyr
	Title:	Chief Financial Officer

[SIGNATURE PAGE TO INTERCREDITOR AGREEMENT]

HISPANOS COMMUNICATIONS, LLC
BY: SALEM MEDIA GROUP, INC.,
its Managing Member

By:
Name:
Title:

NEWS AGGREGATOR LLC
BY: SALEM COMMUNICATIONS HOLDING CORPORATION,
its Sole Member

By:
Name:
Title:

[SIGNATURE PAGE TO INTERCREDITOR AGREEMENT]

Exhibit A

REVOLVING JOINDER AGREEMENT

Reference is hereby made to the Intercreditor Agreement, dated as of May 19, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among ~~Wells Fargo Bank, National Association~~SIENA LENDING GROUP LLC, as Revolving ~~Collateral Agent~~Lender, U.S. Bank National Association, as Notes Collateral Agent and the other parties thereto, to which this Joinder is attached. All capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Agreement when used herein. The undersigned, in its capacity as [Revolving ~~Collateral Agent~~Lender/[agent or trustee] for the holders of debt resulting from the Refinancing of Notes Obligations] hereby acknowledges the terms and conditions of the Agreement and agrees to be bound thereby. For all purposes of the Agreement, [identify agreement] shall be a [Replacement Revolving Credit Agreement/Additional Revolving Credit ~~Agree- ment~~Agreement/[agent or trustee] for the holders of debt resulting from the Refinancing of Notes Obligations] thereunder.

We hereby advise you of the following administrative details:

Name:
Address:
Facsimile:
Telephone:
E-mail:
Attention:

[Revolving ~~Collateral Agent~~Lender][[agent or trustee] for the holders of debt resulting from the Refinancing of Notes Obligations]

By:
Name:
Title:

Acknowledged and Agreed

SALEM MEDIA GROUP, INC., as Parent

By:
Name:
Title:

Acknowledged by:

U.S. BANK NATIONAL ASSOCIATION, as Notes Collateral Agent

By:
Name:
Title: